
                                                                  EXECUTION COPY


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                                CREDIT AGREEMENT

                                   dated as of

                                 March 27, 2003

                                      among

                         AXIS CAPITAL HOLDINGS LIMITED,

                  The SUBSIDIARY ACCOUNT PARTIES Party Hereto,

                            The LENDERS Party Hereto

                                       and

                              JPMORGAN CHASE BANK,
                             as Administrative Agent

                                  -------------

                                  $550,000,000

                                  -------------

                          J.P. MORGAN SECURITIES INC.,
               as Advisor, Sole Lead Arranger and Sole Bookrunner

                                 CITIBANK, N.A.,
                              THE BANK OF NEW YORK,
                               BARCLAYS BANK PLC,
                        CREDIT LYONNAIS NEW YORK BRANCH,
                          ING BANK N.V., LONDON BRANCH,
                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                               FLEET NATIONAL BANK
                                       and
                              LLOYDS TSB BANK PLC,
                            as Co-Syndication Agents

================================================================================

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                                TABLE OF CONTENTS

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ARTICLE I..........................................................................1

  DEFINITIONS......................................................................1
    SECTION 1.01.  Defined Terms...................................................1
    SECTION 1.02.  Terms Generally................................................14
    SECTION 1.03.  Accounting Terms; GAAP and SAP; Fiscal Year....................14

ARTICLE II........................................................................14

  THE CREDITS.....................................................................14
    SECTION 2.01.  Syndicated Letters of Credit...................................14
    SECTION 2.02.  Issuance and Administration....................................16
    SECTION 2.03.  Reimbursement of LC Disbursements, Etc.........................16
    SECTION 2.04.  Loans and Borrowings...........................................20
    SECTION 2.05.  Requests for Borrowings........................................21
    SECTION 2.06.  Funding of Borrowings..........................................22
    SECTION 2.07.  Interest Elections.............................................22
    SECTION 2.08.  Termination and Reduction of the Commitments...................24
    SECTION 2.09.  Repayment of Loans; Evidence of Debt...........................24
    SECTION 2.10.  Prepayment of Loans............................................25
    SECTION 2.11.  Conversion to Term Loans.......................................26
    SECTION 2.12.  Fees...........................................................27
    SECTION 2.13.  Interest.......................................................28
    SECTION 2.14.  Alternate Rate of Interest.....................................29
    SECTION 2.15.  Increased Costs................................................29
    SECTION 2.16.  Break Funding Payments.........................................30
    SECTION 2.17.  Taxes..........................................................31
    SECTION 2.18.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs....32
    SECTION 2.19.  Mitigation Obligations; Replacement of Lenders.................34

ARTICLE III.......................................................................35

  REPRESENTATIONS AND WARRANTIES..................................................35
    SECTION 3.01.  Organization; Powers...........................................35
    SECTION 3.02.  Authorization; Enforceability..................................35
    SECTION 3.03.  Governmental Approvals; No Conflicts...........................35
    SECTION 3.04.  Financial Condition; No Material Adverse Change................35
    SECTION 3.05.  Properties.....................................................36
    SECTION 3.06.  Litigation and Environmental Matters...........................36
    SECTION 3.07.  Compliance with Laws and Agreements............................37
    SECTION 3.08.  Investment and Holding Company Status..........................37
    SECTION 3.09.  Taxes..........................................................37
    SECTION 3.10.  Pension-Related Matters........................................37
    SECTION 3.11.  Disclosure.....................................................37

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    SECTION 3.12.  Use of Credit..................................................37
    SECTION 3.13.  Indebtedness and Liens.........................................38
    SECTION 3.14.  Subsidiaries and Investments...................................38
    SECTION 3.15.  Withholding Taxes..............................................38
    SECTION 3.16.  Stamp Taxes....................................................38
    SECTION 3.17.  Legal Form.....................................................39

ARTICLE IV........................................................................39

  CONDITIONS......................................................................39
    SECTION 4.01.  Effective Date.................................................39
    SECTION 4.02.  Each Credit Event..............................................40

ARTICLE V.........................................................................41

  AFFIRMATIVE COVENANTS...........................................................41
    SECTION 5.01.  Financial Statements and Other Information.....................41
    SECTION 5.02.  Notices of Material Events.....................................43
    SECTION 5.03.  Existence; Conduct of Business.................................43
    SECTION 5.04.  Insurance......................................................43
    SECTION 5.05.  Maintenance of Properties......................................43
    SECTION 5.06.  Payment of Obligations.........................................43
    SECTION 5.07.  Financial Accounting Practices.................................44
    SECTION 5.08.  Compliance with Applicable Laws................................44
    SECTION 5.09.  Use of Syndicated Letters of Credit and Proceeds of Loans......44
    SECTION 5.10.  Inspection Rights..............................................45
    SECTION 5.11.  Financial Strength Rating......................................45

ARTICLE VI........................................................................45

  NEGATIVE COVENANTS..............................................................45
    SECTION 6.01.  Fundamental Changes............................................45
    SECTION 6.02.  Liens..........................................................46
    SECTION 6.03.  Transactions with Affiliates...................................47
    SECTION 6.04.  Financial Covenants............................................47
    SECTION 6.05.  Indebtedness...................................................47
    SECTION 6.06.  Investments....................................................48
    SECTION 6.07.  Restricted Payments............................................49
    SECTION 6.08.  Continuation of and Change in Businesses.......................49
    SECTION 6.09.  Private Act....................................................49

ARTICLE VII.......................................................................49

  EVENTS OF DEFAULT...............................................................49

ARTICLE VIII......................................................................52

  THE ADMINISTRATIVE AGENT........................................................52

ARTICLE IX........................................................................54

  GUARANTEE.......................................................................54
    SECTION 9.01.  The Guarantee..................................................54
    SECTION 9.02.  Obligations Unconditional......................................54
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                                       ii
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    SECTION 9.03.  Reinstatement..................................................55
    SECTION 9.04.  Subrogation....................................................56
    SECTION 9.05.  Remedies.......................................................56
    SECTION 9.06.  Instrument for the Payment of Money............................56
    SECTION 9.06.  Continuing Guarantee...........................................56

ARTICLE X.........................................................................56

  MISCELLANEOUS...................................................................56
    SECTION 10.01.  Notices.......................................................56
    SECTION 10.02.  Waivers; Amendments...........................................58
    SECTION 10.03.  Expenses; Indemnity; Damage Waiver............................59
    SECTION 10.04.  Successors and Assigns........................................60
    SECTION 10.05.  Survival......................................................63
    SECTION 10.06.  Counterparts; Integration; Effectiveness......................64
    SECTION 10.07.  Severability..................................................64
    SECTION 10.08.  Right of Setoff...............................................64
    SECTION 10.09.  Governing Law; Jurisdiction; Etc..............................64
    SECTION 10.10.  WAIVER OF JURY TRIAL..........................................66
    SECTION 10.11.  Headings......................................................66
    SECTION 10.12.  Treatment of Certain Information; Confidentiality.............67
    SECTION 10.13.  Judgment Currency.............................................67

SCHEDULE 1.01(1)  -   Commitments
SCHEDULE 1.01(2)  -   Investment Guidelines
SCHEDULE 3.05(b)  -   Intellectual Property
SCHEDULE 3.06(a)  -   Litigation
SCHEDULE 3.14(a)  -   Subsidiaries
SCHEDULE 6.02     -   Liens
SCHEDULE 6.05     -   Indebtedness
SCHEDULE 6.06     -   Investments

EXHIBIT A         -   Form of Assignment and Assumption
EXHIBIT B         -   Form of Subsidiary Joinder Agreement
EXHIBIT C         -   Form of Process Agent Acceptance Letter
EXHIBIT D         -   Form of Subsidiary Account Party Termination Notice
EXHIBIT E-1       -   Form of Opinion of Conyers Dill & Pearman, Bermuda Counsel
                      to AXIS Holdings
EXHIBIT E-2       -   Form of Opinion of LeBoeuf, Lamb, Greene & MacRae, LLP,
                      New York Counsel to AXIS Holdings
EXHIBIT F         -   Form of Opinion of Special New York Counsel to JPMCB

          CREDIT AGREEMENT dated as of March 27, 2003, among AXIS CAPITAL HOLDINGS LIMITED, a Bermuda limited liability corporation, the SUBSIDIARY ACCOUNT PARTIES party hereto (or that shall become party hereto from time to time pursuant to Section 2.03(f)), the LENDERS party hereto and JPMORGAN CHASE BANK, as Administrative Agent.

          AXIS Holdings (as hereinafter defined) has requested that the Lenders (as so defined) make loans and extend credit to it and certain of its Subsidiaries in an aggregate principal or face amount not exceeding $550,000,000 at any one time outstanding, and the Lenders are prepared to extend such credit upon the terms and conditions hereof. Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified below:

          "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "ACCOUNT PARTY" means any of AXIS Holdings and the Subsidiary Account Parties, as the context may require, and "ACCOUNT PARTIES" means all of the foregoing.

          "ACCOUNT PARTY JURISDICTION" means any of (a) the jurisdictions of organization of the Account Parties and (b) any other country or countries (i) where an Account Party is licensed or qualified to do business or (ii) from or through which payments hereunder are made by an Account Party.

          "ADJUSTED LIBO RATE" means, for the Interest Period for any Eurodollar Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period MULTIPLIED BY (b) the Statutory Reserve Rate for such Interest Period.

          "ADMINISTRATIVE AGENT" means JPMCB, in its capacity as administrative agent for the Lenders hereunder.

          "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

          "AFFILIATE" means, with respect to a specified Person, another Person that directly, or indirectly, Controls or is Controlled by or is under common Control with the Person specified.

                                CREDIT AGREEMENT

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                                      - 2 -

          "ALTERNATE BASE RATE" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate for such day PLUS 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be.

          "APPLICABLE INSURANCE REGULATORY AUTHORITY" means, with respect to any Insurance Company, the insurance department or similar administrative authority or agency of the jurisdiction in which such Insurance Company is domiciled.

          "APPLICABLE MARGIN" means, with respect to any Eurodollar Loan, 0.50% per annum PLUS, with respect to any Eurodollar Loan which has been converted into a Term Loan pursuant to Section 2.11, 0.25% per annum.

          "APPLICABLE PERCENTAGE" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the total Credit Exposures or, if no Syndicated Letters of Credit or Loans are outstanding, the Commitments most recently in effect, giving effect to any assignments.

          "APPROVED FUND" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

          "ASSIGNMENT AND ASSUMPTION" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

          "AVAILABILITY PERIOD" means the period from and including the Effective Date to but excluding the earlier of the Commitment Termination Date and the date of termination of the Commitments.

          "AXIS HOLDINGS" means AXIS Capital Holdings Limited, a Bermuda limited liability corporation.

          "AXIS SPECIALTY" means AXIS Specialty Limited, a Bermuda limited liability corporation and a wholly-owned Subsidiary.

          "BENEFIT PLAN" means (a) any Plan or (b) any plan, fund (including any superannuation fund) or other similar program established or maintained outside the United States by AXIS Holdings or any of its Subsidiaries, with respect to which AXIS Holdings or such Subsidiary has an obligation to contribute, for the benefit of employees of AXIS Holdings or such Subsidiary, which plan, fund or other similar program provides, or results in, the type of benefits described in
Section 3(2) of ERISA and is not subject to ERISA or the Code.

                                CREDIT AGREEMENT

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                                      - 3 -

          "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America.

          "BORROWER" means either of AXIS Holdings and AXIS Specialty, as the context may require, and "BORROWERS" means both of the foregoing.

          "BORROWING" means, with respect to either Borrower, (a) all ABR Loans of such Borrower made, converted or continued on the same date or (b) all Eurodollar Loans of such Borrower that have the same Interest Period.

          "BORROWING REQUEST" means a request by a Borrower for a Borrowing consisting of Revolving Credit Loans in accordance with Section 2.05.

          "BUSINESS DAY" means any day (a) that is not a Saturday, Sunday or other day on which commercial banks in New York City and Bermuda are authorized or required by law to remain closed and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation or conversion of or into, or the Interest Period for, a Eurodollar Borrowing, or to a notice by a Borrower with respect to any such borrowing, payment, prepayment, continuation, conversion, or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

          "CAPITAL LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "CHANGE IN CONTROL" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the SEC thereunder as in effect on the date hereof), of shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of AXIS Holdings; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of AXIS Holdings by Persons who were neither (i) nominated by the board of directors of AXIS Holdings nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of AXIS Holdings by any Person or group.

          "CHANGE IN LAW" means (a) the adoption of any law, rule or regulation after the date hereof, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date hereof or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date hereof.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

                                CREDIT AGREEMENT

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                                      - 4 -

          "COMMITMENT" means, with respect to each Lender, the commitment of such Lender to issue Syndicated Letters of Credit and to make Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Credit Exposure hereunder. The initial amount of each Lender's Commitment is set forth on Schedule 1.01(1), or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable, but in each case as such Commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial aggregate amount of the Lenders' Commitments is $550,000,000.

          "COMMITMENT TERMINATION DATE" means March 25, 2004.

          "COMMITMENT UTILIZATION DAY" means any day on which the aggregate outstanding principal amount of Loans shall equal or exceed 50% of the Revolving Credit Sublimit (whether or not the Commitments shall have terminated on or prior to such day).

          "CONFIRMING LENDER" means, with respect to any Lender, any other bank that has agreed, by delivery of an agreement in form and substance satisfactory to the Administrative Agent, that such other bank will itself honor the obligations of such Lender in respect of a draft complying with the terms of a Syndicated Letter of Credit as if, and to the extent, such other bank were the "Issuing Lender" named in such Syndicated Letter of Credit.

          "CONSOLIDATED NET WORTH" means, at any time, the consolidated stockholders' equity of AXIS Holdings and its Subsidiaries at such time.

          "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

          "CREDIT DOCUMENTS" means, collectively, (a) this Agreement, (b) the Letter of Credit Documents and (c) any Subsidiary Joinder Agreements.

          "CREDIT EXPOSURE" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Loans and its LC Exposure at such time.

          "DEFAULT" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "DESIGNATION DATE" has the meaning assigned to such term in Section 2.03(f)(i).

          "DISPOSITION" has the meaning assigned to such term in Section
6.01(c).

          "DOLLARS" or "$" refers to lawful money of the United States of America.

          "EFFECTIVE DATE" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 10.02).

                                CREDIT AGREEMENT

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                                      - 5 -

          "ENVIRONMENTAL LAWS" means any Law, whether now existing or subsequently enacted or amended, relating to (a) pollution or protection of the environment, including natural resources, (b) exposure of Persons, including but not limited to employees, to Hazardous Materials, (c) protection of the public health or welfare from the effects of products, by-products, wastes, emissions, discharges or releases of Hazardous Materials or (d) regulation of the manufacture, use or introduction into commerce of Hazardous Materials, including their manufacture, formulation, packaging, labeling, distribution, transportation, handling, storage or disposal.

          "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of AXIS Holdings or any Subsidiary resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract or agreement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "EQUITY RIGHTS" means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any shareholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class of, or partnership or other ownership interests of any type in, such Person.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with AXIS Holdings, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

          "ERISA EVENT" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by AXIS Holdings or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by AXIS Holdings or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by AXIS Holdings or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by AXIS Holdings or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from AXIS Holdings or any ERISA Affiliate of any notice, concerning the imposition of

                                CREDIT AGREEMENT

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                                      - 6 -

Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "EURODOLLAR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

          "EVENT OF DEFAULT" has the meaning assigned to such term in Article
VII.

          "EXCLUDED TAXES" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Account Party hereunder, (a) income or franchise Taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which any Account Party is located or (c) with respect to any Lender (other than an assignee pursuant to a request by AXIS Holdings pursuant to Section 2.19(b)) any withholding Tax that (i) is in effect and would apply to amounts payable to such Lender at the time such Lender becomes a party to this Agreement (or designates a new lending office), other than any withholding Tax imposed on any payment to any Lender to the extent such Lender (or its assignee, as the case may be) was entitled, at the time of designation of a new lending office (or assignment, as the case may be) to receive additional amounts from any Account Party with respect to such withholding Tax pursuant to Section 2.17(a) or (ii) is attributable to such Lender's failure or inability to comply with Section 2.17(e).

          "EXISTING CREDIT AGREEMENTS" means, collectively, (a) the $375,000,000 Credit Agreement dated as of March 28, 2002 among AXIS Specialty, the lenders party thereto and JPMCB, as administrative agent, and (b) the $25,000,000 Revolving Credit Agreement dated as of March 28, 2002 among AXIS Specialty, the lenders party thereto and JPMCB, as administrative agent.

          "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or controller of AXIS Holdings.

          "GAAP" means generally accepted accounting principles in the United States of America.

                                CREDIT AGREEMENT

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                                      - 7 -

          "GOVERNMENTAL AUTHORITY" means the government of the United States of America, Bermuda or any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity (including any federal or other association of or with which any such nation may be a member or associated) exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "GUARANTEE" of or by any Person (the "GUARANTOR") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party or applicant in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; PROVIDED that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

          "GUARANTEED OBLIGATIONS" has the meaning assigned to such term in
Section 9.01.

          "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "INDEBTEDNESS" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party or applicant in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor

                                CREDIT AGREEMENT

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                                      - 8 -

as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

          "INDEMNIFIED TAXES" means Taxes (including Other Taxes) imposed on the Administrative Agent or any Lender on or with respect to any payment hereunder or the execution, delivery or enforcement of, or otherwise with respect to this Agreement other than Excluded Taxes.

          "INSURANCE COMPANY" means any Subsidiary which is subject to the regulation of, and is required to file statements with, any governmental body, agency or official in any jurisdiction which regulates insurance companies or the doing of an insurance business therein.

          "INTEREST ELECTION REQUEST" means a request by a Borrower to convert or continue a Borrowing in accordance with Section 2.07.

          "INTEREST PAYMENT DATE" means (a) with respect to any ABR Loan, each Quarterly Date and (b) with respect to any Eurodollar Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period.

          "INTEREST PERIOD" means, for any Eurodollar Loan or Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as specified in the applicable Borrowing Request or Interest Election Request; PROVIDED that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan, and the date of a Borrowing comprising Loans that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loans.

          "INVESTMENT" means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business; (c) the entering into of

                                CREDIT AGREEMENT
any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person (excluding any Guarantee or other contingent obligation arising in the ordinary course of such Person's business as a reinsurance company) and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Swap Agreement.

          "INVESTMENT GUIDELINES" means, with respect to any Account Party, the "Statement of Investment Policy and Objectives" of such Account Party (a) as in effect on the date hereof and set forth in Schedule 1.01(2) or (b) delivered to the Administrative Agent pursuant to clause (ii) of the last sentence of Section 2.03(f)(i), as applicable, or in either case as may be changed from time to time by a resolution duly adopted by the board of directors of such Account Party (or any committee thereof).

          "JPMCB" means JPMorgan Chase Bank.

          "LAW" means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

          "LC DISBURSEMENT" means a payment made by a Lender pursuant to a Syndicated Letter of Credit.

          "LC EXPOSURE" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Syndicated Letters of Credit at such time PLUS (b) the aggregate amount of all LC Disbursements under Syndicated Letters of Credit that have not yet been reimbursed by or on behalf of the Account Parties at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

          "LENDERS" means the Persons listed on Schedule 1.01(1) and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

          "LETTER OF CREDIT DOCUMENTS" means, with respect to any Syndicated Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Syndicated Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Syndicated Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

          "LIBO RATE" means, for the Interest Period for any Eurodollar Borrowing, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Person serving as the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for the offering of Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the

                                CREDIT AGREEMENT

LIBO Rate for such Interest Period shall be the rate at which Dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "LIEN" means, with respect to any asset, (a) any mortgage, deed of trust, pledge, lien, hypothecation, security interest, charge or other encumbrance or security arrangement of any nature whatsoever in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "LOANS" means the loans made by the Lenders to the Borrowers pursuant to Section 2.04.

          "MARGIN STOCK" means "margin stock" within the meaning of Regulations T, U and X of the Board.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of AXIS Holdings and its Subsidiaries taken as a whole, (b) the ability of any Account Party to perform any of its obligations under this Agreement or any of the other Credit Documents or (c) the validity of this Agreement or any of the other Credit Documents or the rights of or benefits available to the Administrative Agent and/or the Lenders hereunder or thereunder.

          "MATERIAL INDEBTEDNESS" means Indebtedness (other than the Loans and Syndicated Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of AXIS Holdings and its Subsidiaries in an aggregate principal amount exceeding $25,000,000. For purposes of determining Material Indebtedness, the "PRINCIPAL AMOUNT" of the obligations of any Person in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Swap Agreement were terminated at such time.

          "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "NAIC" means the National Association of Insurance Commissioners.

          "NAIC APPROVED LENDER" means (a) any Lender that is a bank listed on the most current Bank List of banks approved by the NAIC (the "NAIC LENDER LIST") or (b) any Lender as to which its Confirming Lender is a bank listed on the NAIC Lender List.

          "OTHER TAXES" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under, or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Credit Document.

                                CREDIT AGREEMENT

          "PARTICIPANT" has the meaning assigned to such term in Section
10.04(e).

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

          "PERMITTED INVESTMENTS" means, with respect to any Account Party, investments made consistent with, and subject to, the Investment Guidelines of such Account Party; PROVIDED that the aggregate amount of Permitted Investments with respect to any Account Party in non-fixed income investments shall not exceed 10% of the aggregate amount of all Permitted Investments with respect to such Account Party at any time.

          "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "PLAN" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which AXIS Holdings or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "PRIME RATE" means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "PRIVATE ACT" means separate legislation enacted in Bermuda with the intention that such legislation apply specifically to AXIS Holdings, in whole or in part.

          "QUARTERLY DATES" means the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the date hereof.

          "REGISTER" has the meaning assigned to such term in Section 10.04(c).

          "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "REQUIRED LENDERS" means, at any time, Lenders having Credit Exposures and unused Commitments representing more than 50% of the sum of the total Credit Exposures and unused Commitments at such time.

          "RESTRICTED PAYMENT" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of AXIS Holdings or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of AXIS Holdings or any option, warrant or other right to acquire any such shares of capital stock of AXIS Holdings.

                                CREDIT AGREEMENT

          "REVOLVING CREDIT LOAN" means a Loan made to a Borrower pursuant to
Section 2.04.

          "REVOLVING CREDIT SUBLIMIT" has the meaning assigned to such term in
Section 2.04(a).

          "SAP" means, as to each Insurance Company, the statutory accounting practices prescribed or permitted by the Applicable Insurance Regulatory Authority for the preparation of its financial statements and other reports by insurance corporations of the same type as such Insurance Company in effect on the date such statements or reports are to be prepared, except if otherwise notified by AXIS Holdings pursuant to Section 1.03.

          "SEC" means the United States Securities and Exchange Commission or any successor entity.

          "STATUTORY RESERVE RATE" means, for the Interest Period for any Eurodollar Borrowing, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one MINUS the arithmetic mean, taken over each day in such Interest Period, of the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Person serving as the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "STATUTORY STATEMENT" means, for any Insurance Company, for any fiscal year of such Insurance Company, the most recent annual statement filed with the Applicable Insurance Regulatory Authority, which annual statements shall be prepared in accordance with SAP.

          "SUBSIDIARY" means, with respect to any Person (the "PARENT"), at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, "Subsidiary" means a Subsidiary of AXIS Holdings.

          "SUBSIDIARY ACCOUNT PARTY" means each Subsidiary that is listed under the caption "Subsidiary Account Parties" on the signature pages hereof and each other Subsidiary that shall

                                CREDIT AGREEMENT
become a Subsidiary Account Party pursuant to Section 2.03(f), so long as such Subsidiary shall remain a Subsidiary Account Party hereunder.

          "SUBSIDIARY JOINDER AGREEMENT" means a Subsidiary Joinder Agreement entered into by AXIS Holdings and a Subsidiary pursuant to Section 2.03(f), substantially in the form of Exhibit B or any other form approved by the Administrative Agent.

          "SWAP AGREEMENT" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; PROVIDED that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of AXIS Holdings or its Subsidiaries shall be a Swap Agreement.

          "SYNDICATED LETTERS OF CREDIT" means letters of credit issued pursuant to Section 2.01.

          "TAXES" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

          "TERM LOAN" means a Loan that has been converted into a Term Loan pursuant to Section 2.11.

          "TERM LOAN MATURITY DATE" means the first anniversary of the Commitment Termination Date, or, if such day is not a Business Day, the next succeeding Business Day unless such Business Day falls in another calendar month, in which case the Term Loan Maturity Date shall be the next preceding Business Day.

          "TERM LOAN NOTICE" has the meaning assigned to such term in Section 2.11(a).

          "TOTAL FUNDED DEBT" means, at any time, all Indebtedness of AXIS Holdings and its Subsidiaries which would at such time be classified in whole or in part as a liability on the consolidated balance sheet of AXIS Holdings in accordance with GAAP.

          "TRANSACTIONS" means the execution, delivery and performance by the Account Parties of this Agreement and the other Credit Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Syndicated Letters of Credit hereunder.

          "TYPE", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans constituting such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

          "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                                CREDIT AGREEMENT

          SECTION 1.02. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          SECTION 1.03. ACCOUNTING TERMS; GAAP AND SAP; FISCAL YEAR. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP or SAP, as the context requires, each as in effect from time to time; PROVIDED that, if AXIS Holdings notifies the Administrative Agent that AXIS Holdings requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or SAP, as the case may be, or in the application thereof on the operation of such provision (or if the Administrative Agent notifies AXIS Holdings that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or SAP, as the case may be, or in the application thereof, then such provision shall be interpreted on the basis of GAAP or SAP, as the case may be, as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. To enable the ready and consistent determination of compliance with the covenants set forth in Article VI, AXIS Holdings will not change the last day of its fiscal year from December 31, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30, respectively.

                                   ARTICLE II

                                   THE CREDITS

          SECTION 2.01. SYNDICATED LETTERS OF CREDIT.

          (a) GENERAL. Subject to the terms and conditions set forth herein, at the request of an Account Party each Lender agrees at any time and from time to time during the Availability Period to issue Syndicated Letters of Credit denominated in Dollars for account of such Account Party in an aggregate amount that will not result in (i) such Lender's Credit Exposure exceeding such Lender's Commitment or (ii) the total Credit Exposures exceeding the total Commitments.

                                CREDIT AGREEMENT

Each Syndicated Letter of Credit shall be in such form as such Account Party shall request and which (x) the Administrative Agent shall determine in good faith and on a commercially reasonable basis does not contain any obligations, or diminish any rights, of any Lender with respect thereto that are inconsistent with the terms hereof or (y) the Required Lenders shall approve; PROVIDED that, without the prior consent of each Lender, no Syndicated Letter of Credit may be issued that would vary the several (and not joint) nature of the obligations of the Lenders thereunder as provided in Section 2.01(e). Each Syndicated Letter of Credit shall be issued by all of the Lenders, acting through the Administrative Agent, at the time of issuance as a single multi-bank letter of credit, but the obligation of each Lender thereunder shall be several and not joint as provided in Section 2.01(e).

          (b) NOTICE OF ISSUANCE, AMENDMENT, RENEWAL OR EXTENSION. To request the issuance of a Syndicated Letter of Credit (or the amendment, renewal or extension of an outstanding Syndicated Letter of Credit), an Account Party shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Administrative Agent) to the Administrative Agent (if by hand delivery or telecopy, not later than 11:00 a.m., New York City time, one Business Day prior to the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Syndicated Letter of Credit, or identifying the Syndicated Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension, as the case may be (which shall be a Business Day), the date on which such Syndicated Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount of such Syndicated Letter of Credit, the name and address of the beneficiary thereof and the terms and conditions of (and such other information as shall be necessary to prepare, amend, renew or extend, as the case may be) such Syndicated Letter of Credit. If any Syndicated Letter of Credit shall provide for the automatic extension of the expiry date thereof unless the Administrative Agent gives notice in accordance with the terms of such Syndicated Letter of Credit that such expiry date shall not be extended, then the Administrative Agent will give such notice if requested to do so by the Required Lenders in a notice given to the Administrative Agent not more than 60 days, but not less than 45 days, prior to the current expiry date of such Syndicated Letter of Credit; PROVIDED that, unless all of the Lenders shall otherwise agree, if any Syndicated Letter of Credit is outstanding on the Commitment Termination Date, the Administrative Agent shall thereafter give such notice of non-extension in accordance with the terms of such Syndicated Letter of Credit. If requested by the Administrative Agent, an Account Party also shall submit a letter of credit application on JPMCB's standard form in connection with any request for a Syndicated Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by an Account Party to, or entered into by an Account Party with, the Administrative Agent relating to any Syndicated Letter of Credit, the terms and conditions of this Agreement shall control.

          (c) LIMITATIONS ON AMOUNTS. A Syndicated Letter of Credit shall be issued, amended, renewed or extended only if (and upon such issuance, amendment, renewal or extension of each Syndicated Letter of Credit the applicable Account Party shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (A) the aggregate Credit Exposure of the Lenders shall not exceed the aggregate amount of the Commitments and (B) the Credit Exposure of each Lender at the time outstanding shall not exceed the Commitment of such Lender.

                                CREDIT AGREEMENT

          (d) EXPIRY DATE. Each Syndicated Letter of Credit shall expire at or prior to the close of business on the date one year after the date of the issuance of such Syndicated Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension).

          (e) OBLIGATION OF LENDERS. The obligation of any Lender under any Syndicated Letter of Credit shall be several and not joint and shall at any time be in an amount equal to such Lender's Applicable Percentage of the aggregate undrawn amount of such Syndicated Letter of Credit, and each Syndicated Letter of Credit shall expressly so provide.

          (f) ADJUSTMENT OF APPLICABLE PERCENTAGES. Upon the assignment of all or a portion of the Commitment and interests in outstanding Loans and Syndicated Letters of Credit of a Lender pursuant to Section 2.19(b) or 10.04(b), the Administrative Agent shall promptly notify each beneficiary under an outstanding Syndicated Letter of Credit of the Lenders that are parties to such Syndicated Letter of Credit, after giving effect to such assignment, and their respective Applicable Percentages as of the effective date of such assignment.

          SECTION 2.02. ISSUANCE AND ADMINISTRATION. Each Syndicated Letter of Credit shall be executed and delivered by the Administrative Agent in the name and on behalf of, and as attorney-in-fact for, each Lender party to such Syndicated Letter of Credit, and the Administrative Agent shall act under each Syndicated Letter of Credit, and each Syndicated Letter of Credit shall expressly provide that the Administrative Agent shall act, as the agent of each Lender to (a) receive drafts, other demands for payment and other documents presented by the beneficiary under such Syndicated Letter of Credit, (b) determine whether such drafts, demands and documents are in compliance with the terms and conditions of such Syndicated Letter of Credit and (c) notify such Lender and the applicable Account Party that a valid drawing has been made and the date that the related LC Disbursement is to be made; PROVIDED that the Administrative Agent shall have no obligation or liability for any LC Disbursement under such Syndicated Letter of Credit, and each Syndicated Letter of Credit shall expressly so provide. Each Lender hereby irrevocably appoints and designates the Administrative Agent as its attorney-in-fact, acting through any duly authorized officer of the Person serving as the Administrative Agent, to execute and deliver in the name and on behalf of such Lender each Syndicated Letter of Credit to be issued by such Lender hereunder. Promptly upon the request of the Administrative Agent, each Lender will furnish to the Administrative Agent such powers of attorney or other evidence as any beneficiary of any Syndicated Letter of Credit may reasonably request in order to demonstrate that the Administrative Agent has the power to act as attorney-in-fact for such Lender to execute and deliver such Syndicated Letter of Credit. Upon the request of any Lender following the issuance of any Syndicated Letter of Credit, the Administrative Agent will furnish to such Lender a copy of such Syndicated Letter of Credit.

          SECTION 2.03. REIMBURSEMENT OF LC DISBURSEMENTS, ETC.

          (a) REIMBURSEMENT. If any Lender shall make any LC Disbursement in respect of any Syndicated Letter of Credit, the applicable Account Party agrees that it shall reimburse such Lender in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than noon, New York City time, on (i) the Business Day

                                CREDIT AGREEMENT
that such Account Party receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., New York City time, or (ii) the Business Day immediately following the day that such Account Party receives such notice, if such notice is not received prior to such time.

          (b) REIMBURSEMENT OBLIGATIONS ABSOLUTE. The Account Parties' obligations to reimburse LC Disbursements as provided in paragraph (a) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Syndicated Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Syndicated Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment under a Syndicated Letter of Credit against presentation of a draft or other document not complying strictly with the terms of such Syndicated Letter of Credit, (iv) at any time or from time to time, without notice to any Account Party, the time for any performance of or compliance with any of such reimbursement obligations of any other Account Party shall be waived, extended or renewed, (v) any of such reimbursement obligations of any other Account Party shall be amended or otherwise modified in any respect, or any guarantee of any of such reimbursement obligations or any security therefor shall be released, substituted or exchanged in whole or in part or otherwise dealt with, (vi) any lien or security interest granted to, or in favor of, the Administrative Agent or any of the Lenders as security for any of such reimbursement obligations shall fail to be perfected,
(vii) the occurrence of any Default, (vi) the existence of any proceeding of the type described in clause (h) or (i) of Article VII with respect to any other Account Party, AXIS Holdings (if it is not an Account Party) or any other guarantor of any of such reimbursement obligations, (vii) any lack of validity or enforceability of any of such reimbursement obligations against any other Account Party, AXIS Holdings (if it is not an Account Party) or any other guarantor of any of such reimbursement obligations or (viii) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the obligations of an Account Party hereunder.

          Neither the Administrative Agent nor any Lender nor any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Syndicated Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Syndicated Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond their control; PROVIDED that the foregoing shall not be construed to excuse the Administrative Agent or a Lender from liability to an Account Party to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Account Party to the extent permitted by applicable law) suffered by such Account Party that are caused by the gross negligence or wilful misconduct of the Administrative Agent or a Lender when determining whether drafts and other documents presented under a Syndicated Letter of Credit comply with the terms thereof. The parties hereto expressly agree that:

                                CREDIT AGREEMENT

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                                     - 18 -

          (A) the Administrative Agent may accept documents that appear on their face to be in substantial compliance with the terms of a Syndicated Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Syndicated Letter of Credit;

          (B) the Administrative Agent shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Syndicated Letter of Credit; and

          (C) this sentence shall establish the standard of care to be exercised by the Administrative Agent when determining whether drafts and other documents presented under a Syndicated Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

          (c) DISBURSEMENT PROCEDURES. The Administrative Agent shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under any Syndicated Letter of Credit. The Administrative Agent shall promptly after such examination (i) notify each of the Lenders and the applicable Account Party by telephone (confirmed by telecopy) of such demand for payment and (ii) deliver to each Lender a copy of each document purporting to represent a demand for payment under such Syndicated Letter of Credit; PROVIDED that any failure to give or delay in giving such notice or delivering such documents shall not relieve any Account Party of its obligation to reimburse the Lenders with respect to any such LC Disbursement. With respect to any drawing determined by the Administrative Agent to be properly made under a Syndicated Letter of Credit, each Lender will make an LC Disbursement in respect of such Syndicated Letter of Credit in accordance with its liability under such Syndicated Letter of Credit and this Agreement, such LC Disbursement to be made to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make any such LC Disbursement available to the beneficiary of such Syndicated Letter of Credit by promptly crediting the amounts so received, in like funds, to the account identified by such beneficiary in connection with such demand for payment. Promptly following any LC Disbursement by any Lender in respect of any Syndicated Letter of Credit, the Administrative Agent will notify the applicable Account Party of such LC Disbursement; PROVIDED that any failure to give or delay in giving such notice shall not relieve such Account Party of its obligation to reimburse the Lenders with respect to any such LC Disbursement or (if such Account Party is a Subsidiary Account Party) AXIS Holdings of its guarantee of such obligation.

          (d) INTERIM INTEREST. If any LC Disbursement with respect to a Syndicated Letter of Credit is made, then, unless the applicable Account Party shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Account Party reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; PROVIDED that if such Account Party fails to reimburse

                                CREDIT AGREEMENT
such LC Disbursement when due pursuant to paragraph (a) of this Section, then
Section 2.13(c) shall apply.

          (e) CASH COLLATERALIZATION. If an Event of Default shall occur and be continuing and AXIS Holdings receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral for the aggregate LC Exposure of all the Lenders pursuant to this paragraph, AXIS Holdings shall immediately deposit into an account established and maintained on the books and records of the Administrative Agent, which account may be a "securities account" (within the meaning of Section 8-501 of the Uniform Commercial Code as in effect in the State of New York (the "UNIFORM COMMERCIAL CODE")), in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash in Dollars equal to the total LC Exposure as of such date PLUS any accrued and unpaid interest thereon; PROVIDED that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default described in clause (h) or (i) of Article
VII. Such deposit shall be held by the Administrative Agent as collateral for the LC Exposure under this Agreement, and for this purpose AXIS Holdings hereby grants a security interest to the Administrative Agent for the benefit of the Lenders in such collateral account and in any financial assets (as defined in the Uniform Commercial Code) or other property held therein.

          (f) ADDITION AND TERMINATION OF SUBSIDIARY ACCOUNT PARTIES.

          (i) ADDITION OF SUBSIDIARY ACCOUNT PARTY. AXIS Holdings may, by notice to the Administrative Agent, which shall promptly notify the Lenders, request from time to time that any wholly-owned Subsidiary become a party to this Agreement as a Subsidiary Account Party; PROVIDED that such request shall be made in writing and specify the proposed date, which shall be at least 15 Business Days after the date of such request (the "DESIGNATION DATE"), on which the designation of such Subsidiary as a Subsidiary Account Party would be effective and shall be accompanied by final drafts of the documentation required by clause (ii) of the last sentence of this paragraph. Each Lender, acting in its sole discretion, shall, by notice to AXIS Holdings and the Administrative Agent given on or before the Designation Date, advise AXIS Holdings whether or not such Lender agrees to such designation; PROVIDED that each Lender that determines not to agree to such designation shall notify AXIS Holdings and the Administrative Agent of such fact promptly after such determination (but in any event no later than the Designation Date) and any Lender that does not advise AXIS Holdings on or before the Designation Date shall be deemed not to have consented to such designation. If (and only if), on or before the Designation Date, (i) each Lender shall have consented to the designation of a Subsidiary as a Subsidiary Account Party and (ii) such Subsidiary shall have delivered to the Administrative Agent a Subsidiary Joinder Agreement executed by such Subsidiary and AXIS Holdings (together with a copy of the Investment Guidelines of such Subsidiary Account Party as in effect on the Designation Date, a process agent acceptance letter in respect of such Subsidiary Account Party substantially in the form of Exhibit C hereto and such other documents as the Administrative Agent shall reasonably request, which may include other documents that are consistent with conditions set forth in Section 4.01, each in form and substance reasonably satisfactory to the Administrative Agent), the Administrative Agent shall accept such Subsidiary Joinder Agreement on the Designation Date, and upon such acceptance (x) the Administrative

                                CREDIT AGREEMENT

Agent shall promptly notify the Lenders thereof and (y) such Subsidiary shall become a party to this Agreement as an Account Party.

          (ii) TERMINATION OF SUBSIDIARY ACCOUNT PARTY. AXIS Holdings may, at any time at which a Subsidiary Account Party shall not be an Account Party with respect to an outstanding Syndicated Letter of Credit and shall have no unpaid LC Disbursements or (in the case of AXIS Specialty) unpaid Loans or unpaid interest thereon, terminate such Subsidiary Account Party as an Account Party and (in the case of AXIS Specialty) as a Borrower hereunder by delivering an executed notice thereof, substantially in the form of Exhibit D hereto, to the Administrative Agent (which shall promptly notify the Lenders). Immediately upon the receipt by the Administrative Agent of such notice, all commitments of the Lenders to issue Syndicated Letters of Credit for account of such Subsidiary Account Party and (in the case of AXIS Specialty) to make Revolving Credit Loans to such Subsidiary Account Party and all rights of such Subsidiary Account Party hereunder shall terminate and such Subsidiary Account Party shall immediately cease to be an Account Party and (in the case of AXIS Specialty) a Borrower hereunder; PROVIDED that all obligations of such Subsidiary Account Party as an Account Party and (in the case of AXIS Specialty) a Borrower hereunder arising in respect of any period in which such Subsidiary Account Party was, or on account of any action or inaction by such Subsidiary Account Party as, an Account Party or (in the case of AXIS Specialty) a Borrower hereunder shall survive such termination.

          SECTION 2.04. LOANS AND BORROWINGS.

          (a) GENERAL. Subject to the terms and conditions set forth herein, in addition to the Syndicated Letters of Credit provided for in Section 2.01, either Borrower may request each Lender, and each Lender hereby agrees, to make Revolving Credit Loans to such Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender's Credit Exposure exceeding such Lender's Commitment, (ii) the total Credit Exposures exceeding the total Commitments or (iii) the aggregate principal amount of all outstanding Revolving Credit Loans exceeding $100,000,000 (the "REVOLVING CREDIT SUBLIMIT"). Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Credit Loans.

          (b) OBLIGATIONS OF LENDERS. Each Loan shall be made as part of a Borrowing of a Borrower consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; PROVIDED that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

          (c) TYPE OF LOANS. Subject to Section 2.14, each Borrowing shall be constituted entirely of ABR Loans or of Eurodollar Loans as the applicable Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; PROVIDED that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

                                CREDIT AGREEMENT

          (d) MINIMUM AMOUNTS; LIMITATION ON NUMBER OF BORROWINGS. Each Eurodollar Borrowing shall be in an aggregate amount of $5,000,000 or a larger multiple of $1,000,000. Each ABR Borrowing shall be in an aggregate amount equal to $5,000,000 or a larger multiple of $1,000,000; PROVIDED that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.03(a). Borrowings of more than one Type may be outstanding at the same time; PROVIDED that there shall not at any time be more than a total of five Eurodollar Borrowings for both Borrowers outstanding.

          (e) LIMITATIONS ON INTEREST PERIODS. Notwithstanding any other provision of this Agreement, neither Borrower shall be entitled to request (or to elect to convert to or continue as a Eurodollar Borrowing) any Borrowing if the Interest Period requested therefor would end after the Commitment Termination Date, in the case of Revolving Credit Loans, or the Term Loan Maturity Date, in the case of Term Loans.

          SECTION 2.05. REQUESTS FOR BORROWINGS.

          (a) NOTICE BY THE BORROWERS. To request a Borrowing consisting of Revolving Credit Loans, a Borrower shall notify the Administrative Agent of such request by telephone (i) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by such Borrower.

          (b) CONTENT OF BORROWING REQUESTS. Each telephonic and written Borrowing Request shall specify the following information in compliance with
Section 2.04:

          (i) the aggregate amount of the requested Borrowing;

          (ii) the date of such Borrowing, which shall be a Business Day;

          (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

          (iv) in the case of a Eurodollar Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term "Interest Period" and permitted under Section 2.04(e); and

          (v) the location and number of the applicable Borrower's account to which funds are to be disbursed.

                                CREDIT AGREEMENT

          (c) NOTICE BY THE ADMINISTRATIVE AGENT TO THE LENDERS. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

          (d) FAILURE TO ELECT. If no election as to the Type of a Borrowing is specified in the applicable Borrowing Request, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified in the applicable Borrowing Request with respect to any requested Eurodollar Borrowing, then the requested Borrowing shall be made instead as an ABR Borrowing.

          SECTION 2.06. FUNDING OF BORROWINGS.

          (a) FUNDING BY LENDERS. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower (if any) maintained with the Administrative Agent in New York City and designated by such Borrower (or such other account of such Borrower designated by it) in the applicable Borrowing Request; PROVIDED that ABR Borrowings made to finance the reimbursement of an LC Disbursement as provided in Section 2.03(a) shall be remitted by the Administrative Agent to the Lenders in accordance with Section 2.18.

          (b) PRESUMPTION BY THE ADMINISTRATIVE AGENT. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then such Lender and such Borrower severally agree to pay, without duplication, to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of such Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

          SECTION 2.07. INTEREST ELECTIONS.

          (a) ELECTIONS BY THE BORROWERS. The Revolving Credit Loans constituting each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have the Interest Period specified in such Borrowing Request. Thereafter, the applicable Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Eurodollar Borrowing, may elect the Interest Period therefor, all as provided

                                CREDIT AGREEMENT
in this Section. A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans constituting such Borrowing, and the Loans constituting each such portion shall be considered a separate Borrowing.

          (b) NOTICE OF ELECTIONS. To make an election pursuant to this Section, the applicable Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under
Section 2.05 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by such Borrower.

          (c) CONTENT OF INTEREST ELECTION REQUESTS. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.04:

          (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

          (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

          (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period" and permitted under Section 2.04(e).

          (d) NOTICE BY THE ADMINISTRATIVE AGENT TO THE LENDERS. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e) FAILURE TO ELECT; EVENTS OF DEFAULT. If the applicable Borrower fails to deliver a timely and complete Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies AXIS Holdings, then, so long as an Event of Default is continuing
(i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each

                                CREDIT AGREEMENT

Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period therefor.

          SECTION 2.08. TERMINATION AND REDUCTION OF THE COMMITMENTS.

          (a) SCHEDULED TERMINATION. Unless previously terminated, the Commitments shall terminate at the close of business on the Commitment Termination Date.

          (b) VOLUNTARY TERMINATION OR REDUCTION. AXIS Holdings may at any time terminate, or from time to time reduce, the Commitments; PROVIDED that (i) each reduction of the Commitments shall be in an amount that is $10,000,000 or a larger multiple of $5,000,000, (ii) AXIS Holdings shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the total Credit Exposures would exceed the total Commitments and (iii) each reduction of the Commitments shall result in a proportionate reduction in the Revolving Credit Sublimit.

          (c) NOTICE OF VOLUNTARY TERMINATION OR REDUCTION. AXIS Holdings shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by AXIS Holdings pursuant to this Section shall be irrevocable.

          (d) EFFECT OF TERMINATION OR REDUCTION. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

          SECTION 2.09. REPAYMENT OF LOANS; EVIDENCE OF DEBT.

          (a) REPAYMENT. Each Borrower hereby unconditionally promises to pay to the Administrative Agent for account of the Lenders (i) on the Commitment Termination Date, the then unpaid principal amount of the Revolving Credit Loans made to such Borrower which are outstanding at the close of business on the Commitment Termination Date and which are not converted into Term Loans pursuant to Section 2.11 and (ii) on the Term Loan Maturity Date, the then unpaid principal amount of the Term Loans made to such Borrower, if any.

          (b) MANNER OF PAYMENT. Prior to any repayment of any Borrowings hereunder, the applicable Borrower shall select the Borrowing or Borrowings of such Borrower to be paid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment; PROVIDED that each repayment of Borrowings shall be applied to repay any outstanding ABR Borrowings before any other Borrowings. If the applicable Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid (in accordance with the immediately preceding sentence) or prepaid (in accordance with Section 2.10(b)), such payment shall be applied, first, to pay any outstanding ABR Borrowings and, second, to other Borrowings in the order of the remaining duration of their respective Interest Periods (the Borrowing with the

                                CREDIT AGREEMENT
shortest remaining Interest Period to be repaid first). Each payment of a Borrowing shall be applied ratably to the Loans included in such Borrowing.

          (c) MAINTENANCE OF RECORDS BY LENDERS. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (d) MAINTENANCE OF RECORDS BY THE ADMINISTRATIVE AGENT. The Administrative Agent shall maintain records in which it shall record (i) the amount of each Loan made hereunder, the Borrower to which such Loan was made, the Type thereof and each Interest Period therefor, (ii) the amount of any principal or interest due and payable or to become due and payable from a Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender's share thereof.

          (e) EFFECT OF ENTRIES. The entries made in the records maintained pursuant to paragraph (c) or (d) of this Section shall be PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein; PROVIDED that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

          (f) PROMISSORY NOTES. Any Lender may request that Loans made by it to either Borrower be evidenced by a promissory note of such Borrower. In such event, such Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          SECTION 2.10. PREPAYMENT OF LOANS.

          (a) RIGHT TO PREPAY BORROWINGS. Each Borrower shall have the right at any time and from time to time to prepay any Borrowing of such Borrower in whole or in part, subject to the requirements of this Section.

          (b) NOTICES, ETC. The applicable Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.04(d). Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid

                                CREDIT AGREEMENT

Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13 and shall be made in the manner specified in Section 2.09(b).

          SECTION 2.11. CONVERSION TO TERM LOANS. (a) AXIS Holdings may, by notice (the "TERM LOAN NOTICE") to the Administrative Agent (i) in the case of a conversion into Term Loans that are Eurodollar Loans, not later than 11:00 a.m., New York City time, three Business Days before the Commitment Termination Date or (ii) in the case of a conversion into Term Loans that are ABR Loans, not later than 11:00 a.m., New York City time, on the Business Day prior to the Commitment Termination Date, convert all Loans that are outstanding on the Commitment Termination Date into Term Loans maturing on the Term Loan Maturity Date; PROVIDED that, both on the date such Term Loan Notice is delivered to the Administrative Agent and on the Commitment Termination Date, (i) no Default shall have occurred and be continuing and (ii) the representations and warranties of the Account Parties set forth in this Agreement and the other Credit Documents shall be true and correct on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). The Term Loan Notice shall specify (x) whether the Term Loans are to be ABR Loans or Eurodollar Loans and (y) in the case of a Eurodollar Loan, the Interest Period therefor after giving effect to such conversion, which shall be a period contemplated by the definition of the term "Interest Period" and permitted under Section 2.04(e). Promptly following receipt of a Term Loan Notice, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of the resulting Borrowing. If a Term Loan Notice fails to specify the Type of Term Loan into which a Loan is to be converted, then such Loan shall be converted into an ABR Term Loan. If a Term Loan Notice fails to specify an Interest Period with respect to any requested conversion into a Eurodollar Term Loan, then the requested conversion shall be made instead into an ABR Term Loan.

          (b) If any Loan has been converted into a Term Loan pursuant to paragraph (a) of this Section, the applicable Borrower may thereafter elect to convert all or any part of such Term Loan to a Term Loan of a different Type or to continue such Term Loan as a Term Loan of the same Type and, in the case of a Eurodollar Loan, may elect the Interest Period therefor, all as provided in this Section. A Borrower may elect different options with respect to different portions of the affected Term Loans, in which case each such portion shall be allocated ratably among the Lenders holding the Term Loans, and the Term Loans constituting each such portion shall be considered a separate Borrowing. To make an election pursuant to this paragraph (b), a Borrower shall deliver notice of such election to the Administrative Agent by the time and in the manner specified in Section 2.05(a) with respect to Interest Election Requests and shall include in such notice of election the information required to be included in Interest Election Requests pursuant to Section 2.05(b). Promptly following receipt of such notice of election, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing. If the applicable Borrower fails to deliver a timely and complete notice of election with respect to Term Loans constituting a Eurodollar Borrowing prior to the end of the Interest Period therefor, then, unless such Term Loans are repaid, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.

          (c) Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies AXIS Holdings, then, so long as an Event of Default is continuing (i) no outstanding

                                CREDIT AGREEMENT

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                                     - 27 -

Term Loan may be converted to or continued as a Eurodollar Loan and (ii) unless repaid, each Eurodollar Term Loan shall be converted to an ABR Term Loan at the end of the Interest Period therefor.

          (d) Each Term Loan shall bear interest, until the payment in full thereof, at the rate that Loans of the same Type bear pursuant to Section 2.13, and such interest shall be payable for each Interest Period pursuant to the payment provisions contained in Section 2.13 for Loans of the same Type.

          (e) The Commitments shall terminate on the Commitment Termination Date and the Lenders shall have no further obligation to make any additional Loans thereafter regardless of any conversion of Loans into Term Loans. If a Borrower prepays or repays at any time all or any portion of the Term Loans made to such Borrower, neither Borrower shall be entitled under this Agreement to reborrow the amount so prepaid or repaid.

          SECTION 2.12. FEES.

          (a) COMMITMENT FEE. AXIS Holdings agrees to pay to the Administrative Agent for account of each Lender a commitment fee, which shall accrue at a rate per annum equal to 0.10% on the average daily unused amount of the Commitment of such Lender during the period from and including the Effective Date to but excluding the earlier of the date such Commitment terminates and the Commitment Termination Date. Accrued commitment fees shall be payable on the third Business Day following each Quarterly Date and on the earlier of the date the Commitments terminate and the Commitment Termination Date, commencing on the first such date to occur after the date hereof; PROVIDED that after the termination of the Commitments, commitment fees shall be payable on demand. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (b) SYNDICATED LETTER OF CREDIT FEE. AXIS Holdings agrees to pay to the Administrative Agent for account of each Lender a letter of credit fee, which shall accrue at a rate per annum equal to 0.50% on such Lender's Applicable Percentage of the average daily aggregate undrawn amount of all outstanding Syndicated Letters of Credit during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure. Accrued letter of credit fees shall be payable on the third Business Day following each Quarterly Date and on the earlier of the date the Commitments terminate and the Commitment Termination Date, commencing on the first such date to occur after the date hereof; PROVIDED that after the termination of the Commitments, letter of credit fees shall be payable on demand. Letter of credit fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (c) LETTER OF CREDIT COMMISSIONS, ETC. AXIS Holdings agrees to pay, on demand, to the Administrative Agent for its own account all commissions, charges, costs and expenses with respect to the issuance, amendment, renewal and extension of each Syndicated Letter of Credit and drawings and other transactions relating thereto in amounts customarily

                                CREDIT AGREEMENT

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                                     - 28 -

charged from time to time in like circumstances by the Person serving as the Administrative Agent and notified to AXIS Holdings in writing by the Administrative Agent.

          (d) AGENT FEES. AXIS Holdings agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between AXIS Holdings and the Administrative Agent.

          (e) PAYMENT OF FEES. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of the commitment fees and letter of credit fees referred to in paragraphs (a) and (b), respectively, of this Section, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

          SECTION 2.13. INTEREST.

          (a) ABR LOANS. The Loans constituting each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate PLUS, for any Commitment Utilization Day, 0.125% per annum.

          (b) EURODOLLAR LOANS. The Loans constituting each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period for such Borrowing PLUS the Applicable Margin PLUS, for any Commitment Utilization Day, 0.125% per annum.

          (c) DEFAULT INTEREST. Notwithstanding the foregoing, if any reimbursement of an LC Disbursement or any principal of or interest on any Loan or any fee or other amount payable by an Account Party hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of any overdue reimbursement of an LC Disbursement or overdue principal of any Loan, 2% PLUS the rate otherwise applicable to such LC Disbursement or such Loan as provided above or (ii) in the case of any other amount, 2% PLUS the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

          (d) PAYMENT OF INTEREST. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments prior to the Commitment Termination Date; PROVIDED that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the Commitment Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Borrowing prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

          (e) COMPUTATION. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of

                                CREDIT AGREEMENT

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                                     - 29 -

days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          SECTION 2.14. ALTERNATE RATE OF INTEREST. If prior to the commencement of the Interest Period for any Eurodollar Borrowing:

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

          (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their respective Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to AXIS Holdings and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies AXIS Holdings and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or the continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and such Borrowing (unless prepaid) shall be continued as, or converted to, an ABR Borrowing and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

          SECTION 2.15. INCREASED COSTS.

          (a) INCREASED COSTS GENERALLY. If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

          (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Syndicated Letter of Credit;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender of issuing or maintaining any Syndicated Letter of Credit or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then AXIS Holdings will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

          (b) CAPITAL REQUIREMENTS. If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such

                                CREDIT AGREEMENT

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                                     - 30 -

Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by, or Syndicated Letters of Credit issued by, such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time AXIS Holdings will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

          (c) CERTIFICATES FROM LENDERS. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to AXIS Holdings and shall be conclusive absent manifest error. AXIS Holdings shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof by AXIS Holdings.

          (d) DELAY IN REQUESTS. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; PROVIDED that AXIS Holdings shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender notifies AXIS Holdings of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; PROVIDED FURTHER that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

          SECTION 2.16. BREAK FUNDING PAYMENTS. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of an Interest Period therefor, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment as a result of a request by AXIS Holdings pursuant to Section 2.19(b) of any Eurodollar Loan other than on the last day of an Interest Period therefor, then, in any such event, AXIS Holdings shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, OVER (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for Dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to AXIS Holdings and shall be conclusive absent manifest error. AXIS Holdings shall

                                CREDIT AGREEMENT
pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          SECTION 2.17. TAXES.

          (a) PAYMENTS FREE OF TAXES. Any and all payments by or on account of any obligation of an Account Party hereunder or under any other Credit Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; PROVIDED that if an Account Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Account Party shall make such deductions and (iii) such Account Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) PAYMENT OF OTHER TAXES BY THE ACCOUNT PARTIES. In addition, an Account Party shall pay any Other Taxes in respect of such Account Party to the relevant Governmental Authority in accordance with applicable law.

          (c) INDEMNIFICATION BY THE ACCOUNT PARTIES. An Account Party shall indemnify the Administrative Agent and each Lender, within 10 days after written demand to such Account Party therefor, for the full amount of any Indemnified Taxes or Other Taxes in respect of such Account Party (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to an Account Party by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

          (d) EVIDENCE OF PAYMENTS. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by an Account Party to a Governmental Authority, such Account Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) EXEMPTIONS. Each Lender and the Administrative Agent shall, at the written request of an Account Party, provide to such Account Party such form, certification or similar documentation, if any (each duly completed, accurate and signed) as is currently required by any Account Party Jurisdiction or any other jurisdiction, or comply with such other requirements, if any, as is currently applicable in any Account Party Jurisdiction or any other jurisdiction, in order to obtain an exemption from, or reduced rate of, deduction, payment or withholding of Indemnified Taxes or Other Taxes to which such Lender or the Administrative Agent is entitled pursuant to an applicable tax treaty or the law of any Account Party Jurisdiction or any other

                                CREDIT AGREEMENT
jurisdiction; PROVIDED that such Account Party shall have furnished to such Lender or the Administrative Agent in a reasonably timely manner copies of such documentation and notice of such requirements together with applicable instructions. No Account Party shall be required to indemnify any Lender or the Administrative Agent under clauses (a) or (c) of this Section for any Indemnified Taxes or Other Taxes to the extent such Indemnified Taxes or Other Taxes would not be imposed but for the failure by such Lender or the Administrative Agent, as the case may be, to comply with the provisions of the preceding sentence. Upon the written request of an Account Party, each Lender and the Administrative Agent will provide to such Account Party such form, certification or similar documentation (each duly completed, accurate and signed) as may in the future be required by any Account Party Jurisdiction or any other jurisdiction, or comply with such other requirements, if any, as may be applicable in any Account Party Jurisdiction or any other jurisdiction in order to obtain an exemption from, or reduced rate of, deduction, payment or withholding of Indemnified Taxes or Other Taxes to which such Lender or the Administrative Agent is entitled pursuant to an applicable tax treaty or the law of the relevant jurisdiction; PROVIDED that neither such Lender nor the Administrative Agent shall have any obligation to provide such form, certification or similar document if it would be unduly burdensome, would require such Lender or the Administrative Agent to disclose any confidential information or would otherwise be materially disadvantageous to such Lender or the Administrative Agent; and PROVIDED FURTHER that such Account Party shall have furnished to such Lender or the Administrative Agent in a reasonably timely manner copies of such documentation and notice of such requirements together with applicable instructions.

          SECTION 2.18. PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS.

          (a) PAYMENTS BY THE ACCOUNT PARTIES. Each Account Party shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.15, 2.16 or 2.17, or otherwise) or under any other Credit Document (except to the extent otherwise provided therein) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received either on such date or on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments pursuant to Sections 2.15, 2.16, 2.17 and 10.03, which shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder or under any other Credit Document shall be made in Dollars.

          (b) APPLICATION OF INSUFFICIENT PAYMENTS. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably

                                CREDIT AGREEMENT
among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

          (c) PRO RATA TREATMENT. Except to the extent otherwise provided herein: (i) each reimbursement of LC Disbursements shall be made to the Lenders, each Borrowing shall be made from the Lenders, each payment of fees under
Section 2.12 shall be made for account of the Lenders, and each termination or reduction of the amount of the Commitments under Section 2.08 shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (ii) each Borrowing shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments (in the case of the making of Loans) or their respective Loans that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Loans by a Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (iv) each payment of interest on Loans by a Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

          (d) SHARING OF PAYMENTS BY LENDERS. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or any LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and LC Disbursements and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and LC Disbursements; PROVIDED that
(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by an Account Party pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or LC Disbursements to any assignee or participant, other than to an Account Party or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Account Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Account Party rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Account Party in the amount of such participation.

          (e) PRESUMPTIONS OF PAYMENT. Unless the Administrative Agent shall have received notice from an Account Party prior to the date on which any payment is due from such Account Party to the Administrative Agent for account of the Lenders hereunder that such Account Party will not make such payment, the Administrative Agent may assume that such Account Party has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if such Account Party has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with

                                CREDIT AGREEMENT

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                                     - 34 -

interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

          (f) CERTAIN DEDUCTIONS BY THE ADMINISTRATIVE AGENT. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.06(b) or 2.18(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

          SECTION 2.19. MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.

          (a) DESIGNATION OF A DIFFERENT LENDING OFFICE. If any Lender requests compensation under Section 2.15, or if an Account Party is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans and Syndicated Letters of Credit hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. AXIS Holdings hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b) REPLACEMENT OF LENDERS. If any Lender requests compensation under
Section 2.15, or if an Account Party is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to
Section 2.17 or if any Lender ceases to be an NAIC Approved Lender, then AXIS Holdings may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (i) AXIS Holdings shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and the amount of its LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Account Party (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling AXIS Holdings to require such assignment and delegation cease to apply.

                                CREDIT AGREEMENT

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          Each of AXIS Holdings and (except with respect to Section 3.04, the first sentence of Section 3.11 and Sections 3.13 and 3.14) the other Account Parties represents and warrants to the Lenders that:

          SECTION 3.01. ORGANIZATION; POWERS. Such Account Party and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

          SECTION 3.02. AUTHORIZATION; ENFORCEABILITY. The Transactions are within such Account Party's corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Agreement has been duly executed and delivered by such Account Party and constitutes, and each of the other Credit Documents when executed and delivered will constitute, a legal, valid and binding obligation of such Account Party, enforceable against such Account Party in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, examination or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          SECTION 3.03. GOVERNMENTAL APPROVALS; NO CONFLICTS. The Transactions
(a) do not require any consent or approval of (including any exchange control approval), registration or filing with, or any other action by, any Governmental Authority (including the Bermuda Monetary Authority), except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation (including regulations of the Bermuda Monetary Authority) or the charter, by-laws or other organizational documents of such Account Party or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon such Account Party or any of its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) will not result in the creation or imposition of any Lien on any asset of such Account Party or any of its Subsidiaries.

          SECTION 3.04. FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE.

          (a) FINANCIAL CONDITION. AXIS Holdings has heretofore furnished to the Lenders (i) its consolidated balance sheet and statements of income, shareholders' equity and cash flows as of and for the fiscal year ended December 31, 2002, audited by Deloitte & Touche LLP, independent public accountants, and
(ii) the unaudited balance sheet and statement of income of each Subsidiary Account Party as of such date and for such fiscal year. Such financial statements present fairly, in all material respects, the financial condition and results of operations and cash flows of AXIS Holdings and its consolidated Subsidiaries (in the case of the financial

                                CREDIT AGREEMENT

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                                     - 36 -

statements referred to in clause (i) of the first sentence of this paragraph) and the financial condition and results of operations of each Subsidiary Account Party ((in the case of the financial statements referred to in clause (ii) of the first sentence of this paragraph) as of such date and for such fiscal year in accordance with GAAP. None of AXIS Holdings and its Subsidiaries has on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in such balance sheet as of December 31, 2002.

          (b) NO MATERIAL ADVERSE CHANGE. Since December 31, 2002, there has been no event, development or circumstance that has had or could reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.05. PROPERTIES.

          (a) PROPERTY GENERALLY. Such Account Party and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, subject only to Liens permitted by Section
6.02 and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

          (b) INTELLECTUAL PROPERTY. Except as disclosed in Schedule 3.05(b), such Account Party and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by such Account Party and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.06. LITIGATION AND ENVIRONMENTAL MATTERS.

          (a) ACTIONS, SUITS AND PROCEEDINGS. Except as disclosed in Schedule 3.06(a), there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of such Account Party, threatened against or affecting such Account Party or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.

          (b) ENVIRONMENTAL MATTERS. Except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither such Account Party nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or
(iv) knows of any basis for any Environmental Liability.

          (c) DISCLOSED MATTERS. Since the date hereof, there has been no change in the status of the matters disclosed in Schedule 3.06(a) that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

                                CREDIT AGREEMENT

          SECTION 3.07. COMPLIANCE WITH LAWS AND AGREEMENTS. Such Account Party and each of its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

          SECTION 3.08. INVESTMENT AND HOLDING COMPANY STATUS. Neither such Account Party nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          SECTION 3.09. TAXES. Such Account Party and each of its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.10. PENSION-RELATED MATTERS. Except as could not reasonably be expected to result in a Material Adverse Effect, (i) all contributions required to be made by such Account Party or any of its Subsidiaries with respect to a Benefit Plan have been timely made, (ii) each Benefit Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws and has been maintained, where required, in good standing with the applicable Governmental Authority and (iii) neither such Account Party nor any of its Subsidiaries has incurred any obligation in connection with the termination or withdrawal from any Benefit Plan.

          SECTION 3.11. DISCLOSURE. AXIS Holdings has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of AXIS Holdings or any other Account Party to the Lenders in connection with the negotiation of this Agreement and the other Credit Documents or delivered hereunder or thereunder as modified or supplemented by other information so furnished contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that, with respect to projected financial information, AXIS Holdings represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

          SECTION 3.12. USE OF CREDIT. Neither such Account Party nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

                                CREDIT AGREEMENT

          SECTION 3.13. INDEBTEDNESS AND LIENS.

          (a) INDEBTEDNESS. Schedule 6.05 is a complete and correct list of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, AXIS Holdings or any of its Subsidiaries outstanding on the date hereof, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Schedule 6.05.

          (b) LIENS. Schedule 6.02 is a complete and correct list of each Lien securing Indebtedness of any Person outstanding on the date hereof covering any property of AXIS Holdings or any of its Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the property covered by each such Lien is correctly described in Schedule 6.02.

          SECTION 3.14. SUBSIDIARIES AND INVESTMENTS.

          (a) SUBSIDIARIES. Set forth in Schedule 3.14(a) is a complete and correct list of all of the Subsidiaries of AXIS Holdings as of the date hereof, together with, for each such Subsidiary, the jurisdiction of organization of such Subsidiary. Except as disclosed in Schedule 3.14(a), (i) each such Subsidiary is a directly or indirectly wholly-owned Subsidiary, (ii) each of AXIS Holdings and its Subsidiaries owns, free and clear of Liens, and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Schedule 3.14(a), (iii) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (iv) there are no outstanding Equity Rights with respect to such Person.

          (b) INVESTMENTS. Set forth in Schedule 6.06 is a complete and correct list of all Investments (other than Investments disclosed in Schedule 3.14(a) and other than Investments of the types referred to in clauses (b), (c), (d),
(e), (f) and (g) of Section 6.06) held by AXIS Holdings or any of its Subsidiaries in any Person on the date hereof and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Schedule 6.06, each of AXIS Holdings and its Subsidiaries owns, free and clear of all Liens, all such Investments.

          SECTION 3.15. WITHHOLDING TAXES. Based upon information with respect to each Lender provided by each Lender to the Administrative Agent, as of the date hereof, the payment of the Loans and LC Disbursements and interest thereon, the fees under Section 2.12 and all other amounts payable hereunder will not be subject, by withholding or deduction, to any Taxes imposed by any Account Party Jurisdiction.

          SECTION 3.16. STAMP TAXES. To ensure the legality, validity, enforceability or admissibility in evidence of this Agreement, it is not necessary that this Agreement or any other document be filed or recorded with any Governmental Authority or that any stamp or similar tax be paid on or in respect of this Agreement, or any other document other than such filings and

                                CREDIT AGREEMENT
recordations that have already been made and such stamp or similar taxes that have already been paid.

          SECTION 3.17. LEGAL FORM. Each of the Credit Documents is in proper legal form under the law of the jurisdiction of organization of each Account Party for the enforcement thereof against each Account Party under such law, and if each of the Credit Documents were stated to be governed by such law, they would constitute legal, valid and binding obligations of each Account Party under such law, enforceable in accordance with their respective terms. All formalities required in the jurisdiction of organization of each Account Party for the validity and enforceability of each of the Credit Documents (including any necessary registration, recording or filing with any court or other authority in such jurisdiction) have been accomplished, and no Indemnified Taxes or Other Taxes are required to be paid to such jurisdiction, or any political subdivision thereof or therein, and no notarization is required, for the validity and enforceability thereof.

                                   ARTICLE IV

                                   CONDITIONS

          SECTION 4.01. EFFECTIVE DATE. The obligations of the Lenders to issue or continue Syndicated Letters of Credit and to make Loans hereunder are subject to the receipt by the Administrative Agent of each of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance (or such condition shall have been waived in accordance with Section 10.02):

          (a) EXECUTED COUNTERPARTS. From each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.

          (b) OPINIONS OF COUNSEL TO AXIS HOLDINGS. Opinions, each addressed to the Administrative Agent and the Lenders and dated the Effective Date, of
     (i) Conyers Dill & Pearman, Bermuda counsel to AXIS Holdings, substantially in the form of Exhibit E-1, and (ii) LeBoeuf, Lamb, Greene & MacRae, LLP, New York counsel to AXIS Holdings, substantially in the form of Exhibit E-2.

          (c) OPINION OF SPECIAL NEW YORK COUNSEL TO JPMCB. An opinion, dated the Effective Date, of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to JPMCB, substantially in the form of Exhibit F (and JPMCB hereby instructs such counsel to deliver such opinion to the Lenders).

          (d) ORGANIZATIONAL DOCUMENTS. Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Account Parties, the authorization of the Transactions and any other legal matters relating to the Account Parties, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

                                CREDIT AGREEMENT

          (e) OFFICER'S CERTIFICATE. A certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of AXIS Holdings, confirming that (i) the representations and warranties of AXIS Holdings set forth in this Agreement are true and correct on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), (ii) no Default has occurred and is continuing on such date and (iii) the condition set forth in clause (f) of this Section has been satisfied.

          (f) EXISTING CREDIT AGREEMENTS. Evidence that (i) AXIS Specialty shall have paid in full all principal of and interest accrued on the outstanding loans under each of the Existing Credit Agreements and all fees, expenses and other amounts owing by it thereunder (to the extent that reasonably detailed statements for such fees, expenses and other amounts have been delivered to it prior to the Effective Date), (ii) the commitments of the lenders thereunder shall have terminated and (iii) any letters of credit issued thereunder shall have expired or been terminated or replaced with Syndicated Letters of Credit issued hereunder.

          (g) PROCESS AGENT ACCEPTANCE LETTERS. A process agent acceptance letter in respect of each Account Party substantially in the form of Exhibit C.

          (h) OTHER DOCUMENTS. Such other documents as the Administrative Agent or any Lender or special New York counsel to JPMCB may reasonably request.

          The obligation of any Lender to make its initial extension of credit hereunder is also subject to the payment by AXIS Holdings of such fees as AXIS Holdings shall have agreed to pay to any Lender or the Administrative Agent in connection herewith, including the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to JPMCB, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Credit Documents and the extensions of credit hereunder (to the extent that reasonably detailed statements for such fees and expenses have been delivered to AXIS Holdings prior to the Effective Date).

          The Administrative Agent shall notify AXIS Holdings and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to issue or continue Syndicated Letters of Credit and make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) on or prior to 5:00 p.m., New York City time, on March 27, 2003 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

          SECTION 4.02. EACH CREDIT EVENT. The obligation of each Lender to make any Loan or issue, amend, renew or extend any Syndicated Letter of Credit is additionally subject to the satisfaction of the following conditions:

          (a) the representations and warranties of the Account Parties set forth in this Agreement and in the other Credit Documents shall be true and correct on and as of the date of issuance, amendment, renewal or extension of such Syndicated Letter of Credit or

                                CREDIT AGREEMENT
     the date of such Loan, as applicable (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

          (b) at the time of and immediately after giving effect to such Loan or the issuance, amendment, renewal or extension of such Syndicated Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Syndicated Letter of Credit shall be deemed to constitute a representation and warranty by AXIS Holdings and (if different) the applicable Account Party on the date thereof as to the matters specified in the preceding sentence.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Syndicated Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, AXIS Holdings covenants and agrees with the Lenders that:

          SECTION 5.01. FINANCIAL STATEMENTS AND OTHER INFORMATION. AXIS Holdings will furnish to the Administrative Agent and each Lender:

          (a) within 90 days after the end of each fiscal year of AXIS Holdings, the audited consolidated balance sheet and related consolidated statements of operations, stockholders' equity and cash flows of AXIS Holdings and its Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the previous fiscal year (if such figures were already produced for such corresponding period or periods), all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of AXIS Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

          (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of AXIS Holdings, the consolidated balance sheet and related consolidated statements of operations, stockholders' equity and cash flows of AXIS Holdings and its Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year (if such figures were already produced for such corresponding period or periods), all certified by a Financial Officer as presenting fairly in all material respects the financial condition and results of operations of AXIS Holdings and its consolidated

                                CREDIT AGREEMENT

     Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

          (c) concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate signed by a Financial Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.04, 6.05,
     6.06 and 6.07 and (iii) stating whether any material change in GAAP or in the application thereof has occurred since the date of the financial statements referred to in Section 3.04 and, if any such material change has occurred, specifying the effect of such material change on the financial statements accompanying such certificate;

          (d) within five days after the filing of Statutory Statements by any Insurance Company, a copy of such Statutory Statements of such Insurance Company for the relevant fiscal year, accompanied by a certificate of a senior financial officer of such Insurance Company (i) certifying that such Statutory Statements present the financial condition and results of operations of such Insurance Company in accordance with SAP and (ii) stating whether any material change in SAP or in the application thereof has occurred since the date of the Statutory Statements most recently filed with the Applicable Insurance Regulatory Authority by such Insurance Company prior to the date hereof and, if any such material change has occurred, specifying the effect of such material change on the Statutory Statements accompanying such certificate;

          (e) concurrently with any delivery of financial statements under clause (a) of this Section, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

          (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by AXIS Holdings or any of its Subsidiaries with the SEC, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any U.S., Bermuda or other securities exchange, or distributed by AXIS Holdings to its shareholders generally, as the case may be;

          (g) within 30 days prior to the end of each fiscal year of AXIS Holdings, projections for AXIS Holdings and its Subsidiaries for the immediately succeeding fiscal year;

          (h) promptly after any amendment or modification of the Investment Guidelines of any Account Party by the board of directors of such Account Party, a copy of such Investment Guidelines as so amended or modified; and

          (i) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of AXIS Holdings or any of its

                                CREDIT AGREEMENT

     Subsidiaries, or compliance with the terms of this Agreement or any other Credit Document, as the Administrative Agent or any Lender may reasonably request.

          SECTION 5.02. NOTICES OF MATERIAL EVENTS. AXIS Holdings will furnish to the Administrative Agent and each Lender prompt written notice of the following:

          (a) the occurrence of any Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting AXIS Holdings or any of its Affiliates that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

          (c) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of AXIS Holdings setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken by AXIS Holdings with respect thereto.

          SECTION 5.03. EXISTENCE; CONDUCT OF BUSINESS. AXIS Holdings will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; PROVIDED that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section
6.01. AXIS Holdings will, and will cause each of its Subsidiaries to, qualify and remain qualified as a foreign corporation in each jurisdiction in which failure to receive or retain such qualification could reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.04. INSURANCE. AXIS Holdings will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its directors, officers and physical plant in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

          SECTION 5.05. MAINTENANCE OF PROPERTIES. AXIS Holdings will, and will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

          SECTION 5.06. PAYMENT OF OBLIGATIONS. AXIS Holdings will, and will cause each of its Subsidiaries to, pay or discharge:

          (a) on or prior to the date on which penalties attach thereto, all taxes, assessments and other governmental charges or levies imposed upon it or any of its properties or income;

                                CREDIT AGREEMENT

          (b) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon any such property;

          (c) on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any such property (other than Liens not prohibited by Section 6.02) or which, if unpaid, might give rise to a claim entitled to priority over general creditors of AXIS Holdings or such Subsidiary in any proceeding under the Bermuda Companies Law or Bermuda Insurance Law or the applicable Laws of such Subsidiary's jurisdiction of organization, or any insolvency proceeding, liquidation, receivership, rehabilitation, dissolution or winding-up involving AXIS Holdings or such Subsidiary; and

          (d) on or prior to the date when the same shall become delinquent or be in default, all other obligations that, if not paid, could reasonably be expected to result in a Material Adverse Effect;

PROVIDED that, unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced, neither AXIS Holdings nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge, levy or claim so long as (i) the validity thereof is contested in good faith and by appropriate proceedings diligently conducted, (ii) such reserves or other appropriate provisions as may be required by GAAP or SAP, as the case may be, shall have been made therefor and (iii) such failure to pay or discharge (individually in the aggregate) could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.07. FINANCIAL ACCOUNTING PRACTICES. AXIS Holdings will, and will cause each of its Subsidiaries to, make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that transactions are recorded as necessary to permit preparation of financial statements required under Section 5.01 in conformity with GAAP and SAP, as applicable, and to maintain accountability for assets.

          SECTION 5.08. COMPLIANCE WITH APPLICABLE LAWS. AXIS Holdings will, and will cause each of its Subsidiaries to, comply with all applicable Laws (including but not limited to the Bermuda Companies Law, Bermuda Insurance Laws and Environmental Laws) in all respects, except where failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.09. USE OF SYNDICATED LETTERS OF CREDIT AND PROCEEDS OF LOANS. The proceeds of the Loans will be used only for general corporate purposes of AXIS Holdings and its Subsidiaries and the Syndicated Letters of Credit will be issued only in the ordinary course of business of AXIS Holdings and its Subsidiaries. No part of the proceeds of any Loan and no Syndicated Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X of the Board.

                                CREDIT AGREEMENT

          SECTION 5.10. INSPECTION RIGHTS. AXIS Holdings will, and will cause each of its Subsidiaries to, permit such Persons as the Administrative Agent or any Lender may designate, upon reasonable prior notice, to visit and inspect any of its properties, to examine and make extracts from its books and records, to discuss its affairs, finances and condition with its officers and independent accountants, and provide such other information relating to its business, financial condition and prospects at such times as the Administrative Agent or such Lender, as the case may be, may reasonably request.

          SECTION 5.11. FINANCIAL STRENGTH RATING. AXIS Holdings will cause each of the Subsidiary Account Parties to maintain a financial strength rating of at least "B++" from A.M. Best & Co. (or its successor) at all times or, in the case of Sheffield Insurance Company only, at all times from and after the date on which such Subsidiary Account Party initially receives a financial strength rating from such Person.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Syndicated Letters of Credit have expired or terminated and all LC Disbursements have been reimbursed, AXIS Holdings covenants and agrees with the Lenders that:

          SECTION 6.01. FUNDAMENTAL CHANGES.

          (a) MERGERS, CONSOLIDATIONS, ETC. AXIS Holdings will not, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).

          (b) ACQUISITIONS. AXIS Holdings will not, nor will it permit any of its Subsidiaries to, acquire any business or property from, or capital stock of, or be a party to any acquisition of, any Person except for purchases of property to be sold or used in the ordinary course of business and Investments permitted under Section 6.06.

          (c) DISPOSITIONS. AXIS Holdings will not, nor will it permit any of its Subsidiaries to, convey, sell, assign, lease, abandon, transfer or otherwise dispose of, voluntarily or involuntarily, in one transaction or a series of transactions, all or substantially all of its assets, or all or substantially all of the stock of any of its Subsidiaries, whether now owned or hereafter acquired (any of the foregoing being referred to in this Section as a "DISPOSITION").

          (d) PERMITTED MERGERS, ACQUISITIONS, DISPOSITIONS, ETC.
Notwithstanding the foregoing provisions of this Section:

          (i) any Subsidiary of AXIS Holdings may be merged or consolidated with or into any other such Subsidiary; PROVIDED that if any such transaction shall be between a

                                CREDIT AGREEMENT

     Subsidiary and a wholly owned Subsidiary, the wholly owned Subsidiary shall be the continuing or surviving corporation;

          (ii) any Subsidiary of AXIS Holdings may make a Disposition of any or all of its property to AXIS Holdings or any wholly owned Subsidiary of AXIS Holdings;

          (iii) a Disposition of the capital stock of any Subsidiary of AXIS Holdings may be made to AXIS Holdings or any wholly owned Subsidiary of AXIS Holdings;

          (iv) AXIS Holdings or any of its Subsidiaries may make a Disposition in the ordinary course of business and on ordinary business terms; and

          (v) Axis Specialty Europe Management Services Ltd may liquidate, wind up or dissolve itself.

          SECTION 6.02. LIENS. AXIS Holdings will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or assets, tangible or intangible, now owned or hereafter acquired by it, except:

          (a) Liens existing on the date hereof (and extension, renewal and replacement Liens upon the same property) listed on Schedule 6.02; PROVIDED that (i) no such Lien shall extend to any other property or asset of AXIS Holdings or any of its Subsidiaries and (ii) any such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (b) Liens arising from taxes, assessments, charges, levies or claims described in Section 5.06 that are not yet due or that remain payable without penalty or to the extent permitted to remain unpaid under Section 5.06;

          (c) Liens on fixed or capital assets acquired, constructed or improved by AXIS Holdings or any Subsidiary; PROVIDED that (i) such security interests secure Indebtedness permitted by Section 6.05(g), (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of AXIS Holdings or any Subsidiary;

          (d) zoning restrictions, easements, minor restrictions on the use of real property, minor irregularities in title thereto and other minor Liens that do not in the aggregate materially detract from the value of a property or asset to, or materially impair its use in the business of, AXIS Holdings or any such Subsidiary;

          (e) statutory and common law Liens of materialmen, mechanics, carriers, warehousemen and landlords and other similar Liens arising in the ordinary course of business;

                                CREDIT AGREEMENT

          (f) Liens on cash and securities of AXIS Holdings or its Subsidiaries incurred as part of the management of an Account Party's investment portfolio in accordance with the Investment Guidelines of such Account Party;

          (g) Liens on (i) assets received, and on actual or imputed investment income on such assets received, relating and identified to specific insurance payment liabilities or to liabilities arising in the ordinary course of AXIS Holdings' or any of its Subsidiary's business as an insurance or reinsurance company, or the proceeds thereof, in each case held in a segregated trust or other account and securing such liabilities or (ii) any other assets subject to any trust or other account arising out of or as a result of contractual, regulatory or any other requirements; PROVIDED that in no case shall any such Lien secure Indebtedness and any Lien which secures Indebtedness shall not be permitted under this clause
     (g);

          (h) Liens arising in the ordinary course of business on operating accounts (including any related securities accounts) maintained by AXIS Holdings or any of its Subsidiaries in the ordinary course of business; and

          (i) Liens in favor of the Administrative Agent for the benefit of the Lenders arising pursuant to Section 2.03(e).

          SECTION 6.03. TRANSACTIONS WITH AFFILIATES. AXIS Holdings will not, nor will it permit any of its Subsidiaries to, enter into or carry out any transaction with (including, without limitation, sell, lease or otherwise transfer any property or assets or services to, purchase, lease or otherwise acquire any property or assets or services from, loan or advance to or enter into, suffer to remain in existence or amend any contract, agreement or arrangement with) any Affiliate of AXIS Holdings, or directly or indirectly agree to do any of the foregoing, except (i) transactions between or among AXIS Holdings and its wholly-owned Subsidiaries not involving any other Affiliate,
(ii) transactions with Affiliates in good faith in the ordinary course of AXIS Holdings' business and at prices and on terms and conditions no less favorable to AXIS Holdings or such Subsidiary than those that could have been obtained in a comparable transaction on an arm's length basis from an unrelated Person and
(iii) any Restricted Payment permitted by Section 6.07.

          SECTION 6.04. FINANCIAL COVENANTS.

          (a) RATIO OF TOTAL FUNDED DEBT TO TOTAL CAPITALIZATION. AXIS Holdings will not permit the ratio of (a) Total Funded Debt to (b) the sum of Total Funded Debt PLUS Consolidated Net Worth to be greater than 0.35:1.00 at any time.

          (b) CONSOLIDATED NET WORTH. AXIS Holdings will not permit its Consolidated Net Worth to be less than $1,373,000,000 at any time.

          SECTION 6.05. INDEBTEDNESS. AXIS Holdings will not, nor will it permit any of its Subsidiaries to, at any time create, incur, assume or permit to exist any Indebtedness, or agree, become or remain liable (contingent or otherwise) to do any of the foregoing, except:

                                CREDIT AGREEMENT

          (a)  Indebtedness created hereunder;

          (b) Indebtedness existing on the date hereof and described in Schedule
     6.05 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

          (c) Indebtedness incurred by AXIS Re Limited or AXIS Specialty Europe Limited pursuant to a credit facility providing for the making of loans and the issuance of letters of credit in an aggregate principal or face amount not exceeding $50,000,000 at any time outstanding;

          (d) Indebtedness incurred in transactions described in Section
     6.02(f);

          (e) Indebtedness of AXIS Holdings to any Subsidiary and of any Subsidiary to AXIS Holdings or any other Subsidiary;

          (f) Guarantees by AXIS Holdings of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of AXIS Holdings or any other Subsidiary;

          (g) Indebtedness of AXIS Holdings or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; PROVIDED that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (g) shall not exceed $25,000,000 at any time outstanding; and

          (h) other Indebtedness of AXIS Holdings and/or any of its Subsidiaries in an aggregate principal amount not exceeding $300,000,000 at any time outstanding.

          SECTION 6.06. INVESTMENTS. AXIS Holdings will not, nor will it permit any of its Subsidiaries to, make or permit to remain outstanding any Investments except:

          (a) Investments outstanding on the date hereof and identified in
     Schedule 6.06;

          (b) operating accounts (including any related securities accounts) maintained by AXIS Holdings or any of its Subsidiaries in the ordinary course of business;

          (c) Permitted Investments of any Account Party;

          (d) Investments by AXIS Holdings and its Subsidiaries in Subsidiaries;

          (e) Swap Agreements entered into in the ordinary course of AXIS Holdings' or any Subsidiary's financial planning and not for speculative purposes;

                                CREDIT AGREEMENT

          (f) Investments consisting of security deposits with utilities and other like Persons made in the ordinary course of business; and

          (g) Guarantees by AXIS Holdings of obligations of any of its Subsidiaries with respect to operating leases of office space not exceeding $25,000,000 in the aggregate.

          SECTION 6.07. RESTRICTED PAYMENTS. AXIS Holdings will not, nor will it permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that (a) AXIS Holdings may declare and pay dividends with respect to its capital stock consisting solely of additional shares of its common stock, (b) AXIS Holdings may declare and pay cash dividends with respect to its capital stock after the Effective Date in an aggregate amount that, when combined with the amount of all other dividends paid pursuant to this clause (b), does not exceed $150,000,000 and (c) AXIS Holdings may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of AXIS Holdings and its Subsidiaries. Nothing herein shall be deemed to prohibit the payment of dividends by any Subsidiary of AXIS Holdings to AXIS Holdings or to any other Subsidiary of AXIS Holdings.

          SECTION 6.08. CONTINUATION OF AND CHANGE IN BUSINESSES. AXIS Holdings will not, nor will it permit any of its Subsidiaries to, engage to any material extent in any business or businesses other than the business or businesses engaged in (or which AXIS Holdings or any of its Subsidiaries, as the case may be, proposes to engage in) on the date hereof and businesses related or incidental thereto.

          SECTION 6.09. PRIVATE ACT. AXIS Holdings will not become subject to a Private Act.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

          If any of the following events ("EVENTS OF DEFAULT") shall occur:

          (a) any Account Party shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (b) any Account Party shall fail to pay any interest on any Loan or LC Disbursement or any fee payable under this Agreement or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or under any other Credit Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three or more days;

          (c) any representation or warranty made or deemed made by any Account Party in or in connection with this Agreement or any other Credit Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other

                                CREDIT AGREEMENT
     document furnished pursuant to or in connection with the provisions hereof or any other Credit Document or any amendment or modification hereof or thereof, shall prove to have been incorrect in any material respect as of the time made (or deemed made) or furnished;

          (d) AXIS Holdings shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to any Account Party's existence), 5.09, 5.11 or in Article VI;

          (e) any Account Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Credit Document and such failure shall continue unremedied for a period of 30 or more days after notice thereof from the Administrative Agent (given at the request of any Lender) to AXIS Holdings;

          (f) AXIS Holdings or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

          (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; PROVIDED that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Account Party or its debts, or of a substantial part of its assets, under the Bermuda Companies Law or any other similar applicable Law or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Account Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

          (i) any Account Party shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under the Bermuda Companies Law or any other similar applicable Law, or shall consent to the filing of any such petition, or shall consent to the appointment of an examiner, receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or a substantial part of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or corporate or other action shall be taken by any Account Party in furtherance of any of the aforesaid purposes;

                                CREDIT AGREEMENT

          (j) one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 shall be rendered against AXIS Holdings or any of its Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of AXIS Holdings or any of its Subsidiaries to enforce any such judgment;

          (k) an ERISA Event (or any event similar to an ERISA Event with respect to any non-U.S. Benefit Plan) shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such similar events that have occurred, could reasonably be expected to result in liability of AXIS Holdings and its Subsidiaries in an aggregate amount exceeding $25,000,000;

          (l) the Guarantee of AXIS Holdings under Article IX shall for whatever reason be terminated or cease to be in full force and effect, or the validity or enforceability thereof shall be contested by AXIS Holdings; or

          (m) a Change in Control shall occur;

then, and in every such event (other than an event with respect to any Account Party described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to AXIS Holdings, take either or both of the following actions, at the same or different times:
(i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding and all fees and other obligations of the Account Parties accrued hereunder to be due and payable in whole (or in part, in which case any principal and any fees and other obligations not so declared to be due and payable may thereafter be declared to be due and payable) and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon, and such fees and other obligations shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Account Party; and in case of any event with respect to any Account Party described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Account Parties accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Account Party.

          If an Event of Default shall occur and be continuing, the Administrative Agent or the Required Lenders may require AXIS Holdings (or, in case of any Event of Default described in clause (h) or (i) of this Article, AXIS Holdings shall become immediately obligated) to deposit cash collateral pursuant to Section 2.03(e).

                                CREDIT AGREEMENT

                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT

          Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

          The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with AXIS Holdings or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

          The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein and in the other Credit Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to AXIS Holdings or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or, to the extent required by this Agreement, all of the Lenders) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by AXIS Holdings or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

          The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or

                                CREDIT AGREEMENT
by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for AXIS Holdings), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

          The Administrative Agent may resign at any time by notifying the Lenders and AXIS Holdings. Upon any such resignation, the Required Lenders shall have the right, with the consent of AXIS Holdings (which consent shall not be unreasonably withheld), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent's resignation shall nonetheless become effective and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and (2) the Required Lenders shall perform the duties of the Administrative Agent (and all payments and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly) until such time as the Required Lenders, with the consent of AXIS Holdings (which consent shall not be unreasonably withheld), appoint a successor agent as provided for above in this paragraph. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph). The fees payable by AXIS Holdings to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between AXIS Holdings and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

          Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

                                CREDIT AGREEMENT

          Except as otherwise provided in Section 10.02(b) with respect to this Agreement, the Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Credit Documents.

          Notwithstanding anything herein to the contrary, the Adviser, Sole Lead Arranger and Sole Bookrunner and Co-Syndication Agents named on the cover page of this Agreement shall not have any duties or liabilities under this Agreement, except in their capacity, if any, as Lenders.

                                   ARTICLE IX

                                    GUARANTEE

          SECTION 9.01. THE GUARANTEE. AXIS Holdings hereby guarantees to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether by acceleration or otherwise) of all principal of and interest on the Loans made by the Lenders to AXIS Specialty pursuant to this Agreement, all reimbursement obligations in respect of LC Disbursements and all interest thereon payable by each Subsidiary Account Party pursuant to this Agreement and all other amounts from time to time owing to the Lenders or the Administrative Agent by each Subsidiary Account Party under this Agreement or under any of the other Credit Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "GUARANTEED OBLIGATIONS"). AXIS Holdings hereby further agrees that if any Subsidiary Account Party shall fail to pay in full when due (whether by acceleration or otherwise) any of the Guaranteed Obligations, AXIS Holdings will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether by acceleration or otherwise) in accordance with the terms of such extension or renewal.

          SECTION 9.02. OBLIGATIONS UNCONDITIONAL. The obligations of AXIS Holdings under Section 9.01 are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Subsidiary Account Parties under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section that the obligations of AXIS Holdings hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of AXIS Holdings hereunder, which shall remain absolute and unconditional as described above:

          (i) at any time or from time to time, without notice to AXIS Holdings, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                                CREDIT AGREEMENT

          (ii) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

          (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

          (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

AXIS Holdings hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Subsidiary Account Party under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

          SECTION 9.03. REINSTATEMENT. The obligations of AXIS Holdings under this Article shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Subsidiary Account Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and AXIS Holdings agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

          SECTION 9.04. SUBROGATION. AXIS Holdings hereby agrees that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 9.01, whether by subrogation or otherwise, against any Subsidiary Account Party or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

          SECTION 9.05. REMEDIES. AXIS Holdings agrees that, as between AXIS Holdings on the one hand and the Administrative Agent and the Lenders on the other, the obligations of each Subsidiary Account Party under this Agreement may be declared to be forthwith due and payable as provided in Article VII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VII) for purposes of Section 9.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against such Subsidiary Account Party and that, in the event of such declaration (or such obligations being

                                CREDIT AGREEMENT
deemed to have become automatically due and payable), such obligations (whether or not due and payable by such Subsidiary Account Party) shall forthwith become due and payable by AXIS Holdings for purposes of Section 9.01.

          SECTION 9.06. INSTRUMENT FOR THE PAYMENT OF MONEY. AXIS Holdings hereby acknowledges that the guarantee in this Article constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by AXIS Holdings in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

          SECTION 9.06. CONTINUING GUARANTEE. The guarantee in this Article is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

                                    ARTICLE X

                                  MISCELLANEOUS

          SECTION 10.01. NOTICES. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (i) if to AXIS Holdings, to it at 106 Pitts Bay Road, Pembroke HM 08, Bermuda, Attention of Andrew Cook (Telecopy No. (441) 296-3140);

          (ii) if to a Subsidiary Account Party listed below, to it at the address (or telecopy number) set forth below for such Subsidiary Account
     Party:

          AXIS Specialty Limited
          106 Pitts Bay Road
          Pembroke, Bermuda
          HM 08
          Attention: Andrew Cook
          Telecopy No.: (441) 296-3140
          Telephone No.: (441) 296-2600

          AXIS Reinsurance Company
          430 Park Avenue, 15th Floor
          New York, New York  10022
          Attention: Phillip McCrorie
          Telecopy No.: (212) 7150-3530
          Telephone No.: (212) 715-3500

                                CREDIT AGREEMENT

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                                     - 57 -

          AXIS Specialty Insurance Company
          628 Hebron Avenue, Building Two
          Suite 200
          Glastonbury, Connecticut  06033
          Attention: Phillip McCrorie
          Telecopy No.: (860) 734-0725
          Telephone No.: (860) 734-0700

          Sheffield Insurance Company
          11680 Great Oaks Way
          Suite 400
          Alpharetta, Georgia  30022
          Attention: Phillip McCrorie
          Telecopy No.: (678) 746-9444
          Telephone No.: (678) 746-9000

          (iii) if to a Subsidiary Account Party not listed in clause (ii) above, to it at the address (or telecopy number) set forth in the Subsidiary Joinder Agreement to which it is a party or (if such Subsidiary Account Party is not a party to any Subsidiary Joinder Agreement or if no such address is set forth in such Subsidiary Joinder Agreement) to it at the address set forth in clause (i) above;

          (iv) if to the Administrative Agent, to JPMorgan Chase Bank, 1111 Fannin, 10th Floor, Houston, Texas 77002-8069, Attention of Loan and Agency Services Group (Telecopy No. (713) 750-2782; Telephone No. (713) 750-2102), WITH A COPY to JPMorgan Chase Bank, 270 Park Avenue, 4th Floor, New York, New York 10017, Attention of Heather Lindstrom (Telecopy No. (212) 270-1511; Telephone No. (212) 270-9839); and

          (v) if to a Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

          (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; PROVIDED that the foregoing shall not apply to notices to any Lender pursuant to Article II unless otherwise agreed by the Administrative Agent and such Lender. The Administrative Agent or any Account Party may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; PROVIDED that approval of such procedures may be limited to particular notices or communications.

          (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to AXIS Holdings and the Administrative Agent, or, in the case of any such change by the Administrative Agent, by notice to AXIS Holdings and the Lenders). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

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                                     - 58 -

          SECTION 10.02. WAIVERS; AMENDMENTS.

          (a) NO DEEMED WAIVERS; REMEDIES CUMULATIVE. No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by an Account Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Syndicated Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

          (b) AMENDMENTS. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Account Parties and the Required Lenders or by the Account Parties and the Administrative Agent with the consent of the Required Lenders; PROVIDED that no such agreement shall:

          (i) increase the Commitment of any Lender without the written consent of such Lender or increase the Revolving Credit Sublimit without the consent of each Lender affected thereby,

          (ii) reduce the principal amount of any Loan or the amount of any reimbursement obligation of an Account Party in respect of any LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,

          (iii) postpone the scheduled date for payment of the principal amount of any Loan or reimbursement of any LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment or any Syndicated Letter of Credit (other than an extension thereof pursuant to an "evergreen" provision with respect to any Syndicated Letter of Credit), without the written consent of each Lender affected thereby,

          (iv) change Section 2.18(c) or 2.18(d) without the consent of each Lender affected thereby,

          (v) change or terminate the obligations of AXIS Holdings pursuant to
     Article IX without the written consent of each Lender or

          (vi) change any of the provisions of this Section or the percentage in the definition of the term "Required Lenders" or any other provision hereof specifying the

                                CREDIT AGREEMENT

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                                     - 59 -

     number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

and PROVIDED FURTHER that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

          SECTION 10.03. EXPENSES; INDEMNITY; DAMAGE WAIVER.

          (a) COSTS AND EXPENSES. The Account Parties shall, jointly and severally, pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Credit Documents, including its rights under this Section, or in connection with the Loans made or Syndicated Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof and (iii) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other Credit Document or any other document referred to herein or therein.

          (b) INDEMNIFICATION BY AXIS HOLDINGS. The Account Parties shall, jointly and severally, indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "INDEMNITEE"), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds thereof, or any Syndicated Letter of Credit or the use thereof (including any refusal by any Lender to honor a demand for payment under a Syndicated Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Syndicated Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by AXIS Holdings or any of its Subsidiaries, or any Environmental Liability related in any way to AXIS Holdings or any of its Subsidiaries, or
(iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or

                                CREDIT AGREEMENT

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                                     - 60 -

related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

          (c) REIMBURSEMENT BY LENDERS. To the extent that the Account Parties fail to pay any amount required to be paid by them to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; PROVIDED that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

          (d) WAIVER OF CONSEQUENTIAL DAMAGES, ETC. To the extent permitted by applicable law, no Account Party shall assert, and each Account Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof, or any Syndicated Letter of Credit or the use thereof.

          (e) PAYMENTS. All amounts due under this Section shall be payable promptly after written demand therefor.

          SECTION 10.04. SUCCESSORS AND ASSIGNS.

          (a) ASSIGNMENTS GENERALLY. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Account Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by such Account Party without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) ASSIGNMENTS BY LENDERS. Any Lender may assign to one or more NAIC Approved Lenders all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) and under any Syndicated Letter of Credit to which it is a party (if such Syndicated Letter of Credit permits such assignment or the beneficiary consents thereto); PROVIDED that

          (i) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, AXIS Holdings must give its prior written consent to such assignment (which consent shall not be unreasonably withheld),

          (ii) except in the case of an assignment to a Lender, the Administrative Agent must give its prior written consent to such assignment (which consent shall not be unreasonably withheld),

                                CREDIT AGREEMENT

          (iii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of AXIS Holdings and the Administrative Agent otherwise consent,

          (iv) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement,

          (v) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and

          (vi) the assignee, if it shall not be a Lender, shall deliver an Administrative Questionnaire to the Administrative Agent;

PROVIDED FURTHER that any consent of AXIS Holdings otherwise required under this paragraph shall not be required if an Event of Default under clause (a), (b),
(h) or (i) of Article VII has occurred and is continuing. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

          Notwithstanding anything to the contrary contained herein, any Lender (a "GRANTING LENDER") may grant to a special purpose vehicle (an "SPV") of such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and AXIS Holdings, the option to provide to the Account Parties all or any part of any Loan or LC Disbursement that such Granting Lender would otherwise be obligated to make to the Account Parties pursuant to Section 2.04 or Section 2.01, respectively; PROVIDED that (i) nothing herein shall constitute a commitment by any SPV to make any Loan or LC Disbursement, (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan or LC Disbursement, the Granting Lender shall be obligated to make such Loan or LC Disbursement pursuant to the terms hereof and (iii) any Account Party may bring any proceeding against the Granting Lender or the SPV in order to enforce any rights of such Account Party under any of the Credit Documents. The making of a Loan or LC Disbursement by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan or LC Disbursement were made by the Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any payment under this Agreement for which a

                                CREDIT AGREEMENT

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                                     - 62 -

Lender would otherwise be liable, for so long as, and to the extent, the related Granting Lender makes such payment. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof arising out of any claim against such SPV under this Agreement. In addition, notwithstanding anything to the contrary contained in this Section, any SPV may with notice to, but without the prior written consent of, AXIS Holdings or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loan or Syndicated Letter of Credit to its Granting Lender or to any financial institutions (consented to by AXIS Holdings and the Administrative Agent) providing liquidity and/or credit support (if any) with respect to commercial paper issued by such SPV to fund such Loans or issue such Syndicated Letters of Credit and such SPV may disclose, on a confidential basis, confidential information with respect to AXIS Holdings and its Subsidiaries to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit liquidity enhancement to such SPV. This paragraph may not be amended without the consent of any SPV at the time holding Loans or LC Disbursements under this Agreement.

          (c) MAINTENANCE OF REGISTER BY THE ADMINISTRATIVE AGENT. The Administrative Agent, acting for this purpose as an agent of each Account Party, shall maintain at one of its offices in New York City a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Account Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by AXIS Holdings and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) EFFECTIVENESS OF ASSIGNMENTS. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (e) PARTICIPATIONS. Any Lender may, without the consent of any Account Party or the Administrative Agent, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement and the other Credit Documents (including all or a portion of its Commitment and the Loans owing to it); PROVIDED that (i) such Lender's obligations under this Agreement and the other Credit Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to

                                CREDIT AGREEMENT

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                                     - 63 -

the other parties hereto for the performance of such obligations and (iii) the Account Parties, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Credit Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Credit Documents; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section, each Account Party agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

          (f) LIMITATIONS ON RIGHTS OF PARTICIPANTS. A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with AXIS Holdings' prior written consent.

          (g) CERTAIN PLEDGES. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; PROVIDED that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

          (h) NO ASSIGNMENTS TO AXIS HOLDINGS OR AFFILIATES. Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan or LC Exposure held by it hereunder to AXIS Holdings or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

          SECTION 10.05. SURVIVAL. All covenants, agreements, representations and warranties made by the Account Parties herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Syndicated Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Syndicated Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17, 10.03 and 10.13 and
Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Syndicated Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

                                CREDIT AGREEMENT

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                                     - 64 -

          SECTION 10.06. COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 10.07. SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 10.08. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Account Party against any of and all the obligations of such Account Party now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

          SECTION 10.09. GOVERNING LAW; JURISDICTION; ETC.

          (a) GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

          (b) SUBMISSION TO JURISDICTION. Each Account Party hereby agrees that any suit, action or proceeding with respect to this Agreement, the other Credit Documents or any judgment entered by any court in respect thereof may be brought in the United States District Court for the Southern District of New York, in the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), or in any other appellate court in the State of New York, as the party commencing such suit, action or proceeding may elect in its sole discretion; and each Account Party hereby irrevocably submits to the jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. Each Account Party further submits, for the purpose of any such suit, action, proceeding or judgment brought or rendered against it, to the appropriate courts of the jurisdiction of its domicile.

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                                     - 65 -

          (c) WAIVER OF VENUE. Each Account Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Credit Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) APPOINTMENT OF AGENT FOR SERVICE OF PROCESS. Each Account Party irrevocably designates and appoints CT Corporation System, at its office in New York City, New York, U.S.A., as its authorized agent, to accept and acknowledge on its behalf, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in Section 10.09(b) in any federal or New York State court sitting in New York City. Each Account Party represents and warrants that such agent has agreed in writing to accept such appointment and that a true copy of such designation and acceptance has been delivered to the Administrative Agent. Said designation and appointment shall be irrevocable by each such Account Party until all reimbursement obligations, Loans, interest thereon and all other amounts payable hereunder and under the other Credit Documents shall have been paid in full in accordance with the provisions hereof and thereof or, if earlier, in the case of any Subsidiary Account Party, when such Subsidiary Account Party is terminated as an Account Party hereunder pursuant to Section 2.03(f)(ii). If such agent shall cease so to act, each Account Party covenants and agrees to designate irrevocably and appoint without delay another such agent satisfactory to the Administrative Agent and to deliver promptly to the Administrative Agent evidence in writing of such other agent's acceptance of such appointment.

          (e) SERVICE OF PROCESS. Each party to this Agreement (other than the Account Parties) irrevocably consents to service of process in the manner provided for notices in Section 10.01. Each Account Party hereby consents to process being served in any suit, action or proceeding of the nature referred to in Section 10.09(b) in any federal or New York State court sitting in New York City by service of process upon its agent appointed as provided in Section 10.09(d); PROVIDED that, to the extent lawful and possible, notice of said service upon such agent shall be mailed by registered or certified air mail, postage prepaid, return receipt requested, to such Account Party at its address for notices set forth or referred to in clause (i) or (ii), as applicable, of
Section 10.01(a) or to any other address of which such Account Party shall have given written notice to the applicable Lender. Each Account Party irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service in such manner and agrees that such service shall be deemed in every respect effective service of process upon such Account Party in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to such Account Party. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          (f) NO IMMUNITY. To the extent that an Account Party may be or become entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement or any other Credit Document, to claim for itself or its properties or revenues any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or from any other legal process or

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                                     - 66 -

remedy relating to its obligations under this Agreement or any other Credit Document, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), such Account Party hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction.

          SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 10.11. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 10.12. TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY.

          (a) TREATMENT OF CERTAIN INFORMATION. AXIS Holdings acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to AXIS Holdings or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and AXIS Holdings hereby authorizes each Lender to share any information delivered to such Lender by AXIS Holdings and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans, the expiration or termination of the Syndicated Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

          (b) CONFIDENTIALITY. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority or self-regulatory body, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or under any other Credit Document or any suit, action or proceeding relating to this Agreement or any other Credit Document or the enforcement

                                CREDIT AGREEMENT
of rights hereunder or thereunder, (vi) subject to an agreement in writing containing provisions substantially the same as those of this paragraph and for the benefit of AXIS Holdings, to (a) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (b) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to AXIS Holdings and its obligations, (vii) with the consent of AXIS Holdings or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this paragraph or (B) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than AXIS Holdings. For the purposes of this paragraph, "INFORMATION" means all information received from AXIS Holdings relating to AXIS Holdings or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by AXIS Holdings; PROVIDED that, in the case of information received from AXIS Holdings after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          Notwithstanding the foregoing, the Administrative Agent, the Lenders and the Account Parties (and each of their respective employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to such person relating to such tax treatment and tax structure.

          SECTION 10.13. JUDGMENT CURRENCY. This is an international loan transaction in which the specification of Dollars and payment in New York City is of the essence, and the obligations of the Account Parties under this Agreement to make payment to (or for account of) a Lender in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency or in another place except to the extent that such tender or recovery results in the effective receipt by such Lender in New York City of the full amount of Dollars payable to such Lender under this Agreement. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency (in this Section called the "JUDGMENT CURRENCY"), the rate of exchange that shall be applied shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase such Dollars at the principal office of the Administrative Agent in New York City with the judgment currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of the Account Parties in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under any other Credit Document (in this Section called an "ENTITLED PERSON") shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the judgment currency such Entitled Person may in accordance with normal banking procedures purchase and transfer Dollars to New York City with the amount of the judgment currency so adjudged to be due; and each Account Party hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled

                                CREDIT AGREEMENT

Person against, and to pay such Entitled Person on demand, in Dollars, the amount (if any) by which the sum originally due to such Entitled Person in Dollars hereunder exceeds the amount of the Dollars so purchased and transferred.

                                CREDIT AGREEMENT

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                     AXIS CAPITAL HOLDINGS LIMITED


                                     By          /s/ ANDREW COOK
                                          --------------------------------------
                                          Name:  Andrew Cook
                                          Title: Chief Financial Officer


                                     SUBSIDIARY ACCOUNT PARTIES

                                     AXIS SPECIALTY LIMITED


                                     By          /s/ ANDREW COOK
                                          --------------------------------------
                                          Name:  Andrew Cook
                                          Title: Chief Financial Officer


                                     AXIS REINSURANCE COMPANY


                                     By          /s/ ANDREW COOK
                                          --------------------------------------
                                          Name:  Andrew Cook
                                          Title: Director


                                     AXIS SPECIALTY INSURANCE COMPANY


                                     By          /s/ ANDREW COOK
                                          --------------------------------------
                                          Name:  Andrew Cook
                                          Title: Director


                                CREDIT AGREEMENT

                                     SHEFFIELD INSURANCE COMPANY


                                     By          /s/ ANDREW COOK
                                          --------------------------------------
                                          Name:  Andrew Cook
                                          Title: Director


                                CREDIT AGREEMENT

                                     LENDERS


                                     JPMORGAN CHASE BANK,
                                       individually and as Administrative Agent


                                     By          /s/ HEATHER A. LINDSTROM
                                          --------------------------------------
                                          Name:  Heather A. Lindstrom
                                          Title: Vice President


                                CREDIT AGREEMENT

                                     CITIBANK, N.A.

                                     By          /s/ MICHAEL A. TAYLOR
                                          --------------------------------------
                                          Name:  Michael A. Taylor
                                          Title: Vice President


                                CREDIT AGREEMENT

                                     THE BANK OF NEW YORK


                                     By          /s/ DAVID TRICK
                                          --------------------------------------
                                          Name:  David Trick
                                          Title: Vice President


                                CREDIT AGREEMENT

                                     BARCLAYS BANK PLC


                                     By          /s/ NEIL HOLMES
                                          --------------------------------------
                                          Name:  Neil Holmes
                                          Title: Relationship Director


                                CREDIT AGREEMENT

                                     CREDIT LYONNAIS NEW YORK BRANCH


                                     By          /s/ PETER RASMUSSEN
                                          --------------------------------------
                                          Name:  Peter Rasmussen
                                          Title: First Vice President


                                CREDIT AGREEMENT

                                     ING BANK N.V., LONDON BRANCH


                                     By          /s/ N. MARCHANT
                                          --------------------------------------
                                          Name:  N. Marchant
                                          Title: Director


                                     By          /s/ M. SHARMAN
                                          --------------------------------------
                                          Name:  M. Sharman
                                          Title: Managing Director


                                CREDIT AGREEMENT

                                     WACHOVIA BANK, NATIONAL ASSOCIATION


                                     By          /s/ KIMBERLY SHAFFER
                                          --------------------------------------
                                          Name:  Kimberly Shaffer
                                          Title: Director


                                CREDIT AGREEMENT

                                     FLEET NATIONAL BANK


                                     By          /s/ GEORGE J. URBAN
                                          --------------------------------------
                                          Name:  George J. Urban
                                          Title: Portfolio Manager


                                CREDIT AGREEMENT

                                     LLOYDS TSB BANK PLC


                                     By          /s/ MICHAEL J. GILLIGARR
                                          --------------------------------------
                                          Name:  Michael J. Gilligarr
                                          Title: Director Financial
                                                 Institutions, USA


                                     By          /s/ MATTHEW S. H. TUCK
                                          --------------------------------------
                                          Name:  Matthew S. H. Tuck
                                          Title: Vice President, Financial
                                                 Institutions, USA


                                CREDIT AGREEMENT

                                     DEUTSCHE BANK AG, NEW YORK AND/OR
                                     CAYMAN ISLANDS BRANCH


                                     By          /s/ RUTH LEUNG
                                          --------------------------------------
                                          Name:  Ruth Leung
                                          Title: Director


                                     By          /s/ CLINTON M. JOHNSON
                                          --------------------------------------
                                          Name:  Clinton M. Johnson
                                          Title: Managing Director


                                CREDIT AGREEMENT

                                     COMERICA BANK

                                     By          /s/ MARTIN G. ELLIS
                                          --------------------------------------
                                          Name:  Martin G. Ellis
                                          Title: Vice President


                                CREDIT AGREEMENT

                                     ABN AMRO BANK N.V.


                                     By          /s/ NEIL R. STEIN
                                          --------------------------------------
                                          Name:  Neil R. Stein
                                          Title: Group Vice President


                                     By          /s/ MICHAEL DEMARCO
                                          --------------------------------------
                                          Name:  Michael DeMarco
                                          Title: Assistant Vice President


                                CREDIT AGREEMENT

                                     THE ROYAL BANK OF SCOTLAND PLC


                                     By          /s/ IAN GRINSLEY
                                          --------------------------------------
                                          Name:  Ian Grinsley
                                          Title: Director, Insurance City
                                                 Markets Group


                                CREDIT AGREEMENT

                                                                SCHEDULE 1.01(1)

                                   COMMITMENTS

Name of Lender                                                    Commitment ($)
--------------                                                    --------------
JPMORGAN CHASE BANK                                                   50,000,000

CITIBANK, N.A.                                                        50,000,000

THE BANK OF NEW YORK                                                  45,000,000

BARCLAYS BANK PLC                                                     45,000,000

CREDIT LYONNAIS NEW YORK BRANCH                                       45,000,000

ING BANK N.V., LONDON BRANCH                                          45,000,000

WACHOVIA BANK, NATIONAL ASSOCIATION                                   45,000,000

FLEET NATIONAL BANK                                                   45,000,000

LLOYDS TSB BANK PLC                                                   45,000,000

DEUTSCHE BANK AG, NEW YORK AND/OR CAYMAN ISLANDS BRANCH               40,000,000

COMERICA BANK                                                         35,000,000

ABN AMRO BANK N.V.                                                    30,000,000

THE ROYAL BANK OF SCOTLAND PLC                                        30,000,000

--------------------------------------------------------------    --------------
TOTAL:                                                            $  550,000,000

                                SCHEDULE 1.01(1)

                                                                SCHEDULE 1.01(2)

                              INVESTMENT GUIDELINES

Part A  -  Statement of Investment Policy and Objectives of AXIS Capital
           Holdings Limited

Part B  -  Statement of Investment Policy and Objectives of AXIS Specialty
           Limited

Part C  -  Statement of Investment Policy and Objectives of AXIS Reinsurance
           Company

Part D  -  Statement of Investment Policy and Objectives of AXIS Specialty
           Insurance Company

Part E  -  Statement of Investment Policy and Objectives of Sheffield Insurance
           Company


                                SCHEDULE 1.01(2)

PART A

                          AXIS CAPITAL HOLDINGS LIMITED

                  STATEMENT OF INVESTMENT POLICY AND OBJECTIVES

                               SEPTEMBER 18, 2002


                                SCHEDULE 1.01(2)

PART B

                             AXIS SPECIALTY LIMITED

                  STATEMENT OF INVESTMENT POLICY AND OBJECTIVES

                               SEPTEMBER 18, 2002


                                SCHEDULE 1.01(2)

PART C

                            AXIS REINSURANCE COMPANY

                  STATEMENT OF INVESTMENT POLICY AND OBJECTIVES

                                  JANUARY 2003


                                SCHEDULE 1.01(2)

PART D

                        AXIS SPECIALTY INSURANCE COMPANY

                  STATEMENT OF INVESTMENT POLICY AND OBJECTIVES

                                  JANUARY 2003


                                SCHEDULE 1.01(2)

PART E

                           SHEFFIELD INSURANCE COMPANY

                  STATEMENT OF INVESTMENT POLICY AND OBJECTIVES


                                SCHEDULE 1.01(2)

                                                                SCHEDULE 3.05(b)

                              INTELLECTUAL PROPERTY

                                      None.


                                SCHEDULE 3.05(b)

                                                                SCHEDULE 3.06(a)

                                   LITIGATION

                                      None.


                                SCHEDULE 3.06(a)

                                                                SCHEDULE 3.14(a)

                                  SUBSIDIARIES

Company Name                                                 Country of Domicile
------------                                                 -------------------
Axis Specialty Limited                                       Bermuda
Axis Mergeco Limited (dormant)                               Bermuda
Axis Specialty (Barbados) Limited                            Barbados
Axis Specialty U.S. Services, Inc.                           U.S.A.
Sheffield Insurance Company (to be renamed                   U.S.A.
Axis Indemnity Company)
Axis Specialty U.S. Holdings, Inc.                           U.S.A.
Axis Reinsurance Company                                     U.S.A.
Axis Specialty Insurance Company                             U.S.A.
Axis Specialty Holdings Ireland Limited                      Ireland
Axis Re Limited                                              Ireland
Axis Specialty Europe Limited                                Ireland
Axis Specialty Europe Management Services Ltd                Ireland
(dormant)
Axis Specialty UK Limited                                    United Kingdom
Axis Specialty UK Holdings Limited                           United Kingdom

The organizational documents of AXIS Holdings and certain of its Subsidiaries require such entity to seek direction from its shareholders as to how to vote ownership interests in each Person shown to be held by it in this Schedule.


                                SCHEDULE 3.14(a)

                                                                   SCHEDULE 6.02

                                      LIENS

                                      None.


                                  SCHEDULE 6.02

                                                                   SCHEDULE 6.05

                                  INDEBTEDNESS

Intercompany Indebtedness as follows:

1. US $200 million Promissory Note between Axis Re Limited and Axis Specialty U.S. Holdings, Inc.

2. US $92.5 million Promissory Note between Axis Specialty Europe Limited and Axis Specialty U.S. Holdings, Inc


                                  SCHEDULE 6.05

                                                                   SCHEDULE 6.06

                                   INVESTMENTS

                                      None.


                                  SCHEDULE 6.06

                                                                       EXHIBIT A

                       [Form of Assignment and Assumption]

                            ASSIGNMENT AND ASSUMPTION

          This Assignment and Assumption (the "ASSIGNMENT AND ASSUMPTION") is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified below (the "ASSIGNOR") and the Assignee identified below (the "ASSIGNEE"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "CREDIT AGREEMENT"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the "STANDARD TERMS AND CONDITIONS") are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

          For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the "ASSIGNED INTEREST"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.   Assignor:                       _____________________________________

2.   Assignee:                       _____________________________________
                                     [and is an [Affiliate] [Approved Fund] of
                                     [IDENTIFY LENDER]]

3.   Account Parties:                _____________________________________

4.   Administrative Agent:           JPMorgan Chase Bank, as the administrative
                                     agent under the Credit Agreement

                            ASSIGNMENT AND ASSUMPTION

5.   Credit Agreement:               The $550,000,000 Credit Agreement dated as
                                     of March 27, 2003 among AXIS Capital
                                     Holdings Limited, the Subsidiary Account
                                     Parties party thereto, the Lenders party thereto and JPMorgan Chases Bank, as Administrative Agent

6.   Assigned Interest:

                                                             Percentage Assigned
                                                                      of
                      Aggregate Amount of     Amount of        Commitment/Loans/
                       Commitment/Loans    Commitment/Loans  Syndicated Letters of
Facility Assigned(1)    for all Lenders        Assigned            Credit(2)
--------------------  -------------------  ----------------  ---------------------
                      $                    $                              %
--------------------  -------------------  ----------------  ---------------------
                      $                    $                              %
--------------------  -------------------  ----------------  ---------------------
                      $                    $                              %
--------------------  -------------------  ----------------  ---------------------

Effective Date: _____________ ___, 200_ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

                                          ASSIGNOR
                                          [NAME OF ASSIGNOR]


                                          By:
                                             ------------------------------
                                             Name:
                                             Title:


                                          ASSIGNEE
                                          [NAME OF ASSIGNEE]


                                          By:
                                             ------------------------------
                                             Name:
                                             Title:

----------
(1) Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. "Revolving Commitment," "Tranche A Commitment," "Tranche B Commitment," etc.)
(2) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans/Syndicated Letters of Credit of all Lenders thereunder.

                            ASSIGNMENT AND ASSUMPTION

[Consented to and](3) Accepted:

JPMORGAN CHASE BANK, as
  Administrative Agent


By:
   ------------------------------
   Name:
   Title:


[Consented to:](4)


AXIS CAPITAL HOLDINGS LIMITED

By:
   ------------------------------
   Name:
   Title:

----------
(3) To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
(4) To be added only if the consent of AXIS Holdings is required by the terms of the Credit Agreement.

                            ASSIGNMENT AND ASSUMPTION

                                                                         ANNEX 1

                        STANDARD TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

          1. REPRESENTATIONS AND WARRANTIES.

          1.1 ASSIGNOR. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of any Account Party, any Subsidiaries or Affiliates of any Account Party or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by any Account Party, any Subsidiaries or Affiliates of any Account Party or any other Person of any of their respective obligations under any Credit Document.

          1.2. ASSIGNEE. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder,
(iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01(a) or 5.01(b) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

          2. PAYMENTS. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the

                            ASSIGNMENT AND ASSUMPTION

Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

          3. GENERAL PROVISIONS. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.


                            ASSIGNMENT AND ASSUMPTION

                                                                       EXHIBIT B

                     [Form of Subsidiary Joinder Agreement]

                          SUBSIDIARY JOINDER AGREEMENT

____________, 200__

To JPMorgan Chase Bank,
 as Administrative Agent
1111 Fannin, 10th Floor
Houston, Texas 77002-8069

Each of the Lenders party to the
Credit Agreement referred to below

                        Re: SUBSIDIARY JOINDER AGREEMENT

Ladies and Gentlemen:

          Reference is made to the Credit Agreement (the "CREDIT AGREEMENT") dated as of March 27, 2003 between AXIS Capital Holdings Limited ("AXIS HOLDINGS"), the Subsidiary Account Parties party thereto, the Lenders party thereto and JPMorgan Chase Bank, as Administrative Agent (the "ADMINISTRATIVE AGENT"). Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

          AXIS Holdings and the "Subsidiary Account Party" (as identified on the signature pages below) (the "SUBSIDIARY ACCOUNT PARTY") have executed and hereby deliver this Subsidiary Joinder Agreement pursuant to Section 2.03(f) of the Credit Agreement, in order to designate the Subsidiary Account Party as a Subsidiary Account Party under the Credit Agreement.

          Accordingly, AXIS Holdings and the Subsidiary Account Party hereby represent and warrant and agree that as of the "Effective Date" (as defined below):

          1. The Subsidiary Account Party is a wholly-owned Subsidiary of AXIS Holdings;

          2. The Subsidiary Account Party is subject to and bound by each of the obligations of an Account Party (including a Subsidiary Account Party) contained in the Credit Agreement as if the Subsidiary Account Party were an original signatory to such Credit Agreement;

          3. Each of the representations and warranties contained in the Credit Agreement and in the other Credit Documents (to the extent the same relate to a Subsidiary of AXIS Holdings) is true and correct as to the Subsidiary Account Party on and as of the Effective Date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

                          SUBSIDIARY JOINDER AGREEMENT

          4. The Subsidiary Account Party's addresses for notices, other communications and service of process provided for in the Credit Agreement shall be given in the manner, and with the effect, specified in Section
     10.01 of the Credit Agreement to it at its "Address for Notices" specified on the signature pages below or (if no such address is so specified) to it at the address set forth in clause (i) of Section 10.01(a) of the Credit Agreement; and

          5. As of the Effective Date, the payment of the Loans and LC Disbursements and interest thereon and all other amounts under the Credit Agreement will not be subject, by withholding or deduction, to any Taxes imposed by the Account Party Jurisdiction(s) for the Subsidiary Account Party.

          In addition to the foregoing, AXIS Holdings hereby represents and warrants and agrees that as of the Effective Date:

          1. Each of the representations and warranties contained in the Credit Agreement and in the other Credit Documents is true and correct on and as of the Effective Date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

          2.   No Default has occurred and is continuing;

          3. The Guarantee of AXIS Holdings contained in Article IX of the Credit Agreement applies to all of the obligations of the Subsidiary Account Party under the Credit Documents; and

          4. The Lenders have consented to the addition of the Subsidiary Account Party as an Account Party under the Credit Agreement pursuant to
     Section 2.03(f) thereof.

          This Subsidiary Joinder Agreement shall become effective as of the date (the "EFFECTIVE DATE") on which the Administrative Agent accepts this Subsidiary Joinder Agreement as provided on the signature pages below. As of the Effective Date, the Subsidiary Account Party shall be entitled to the rights, and subject to the obligations, of an Account Party (including a Subsidiary Account Party) contained in the Credit Agreement. Except as expressly herein agreed with respect to the joinder of the Subsidiary Account Party as a Subsidiary Account Party, the Credit Agreement shall remain unchanged and in full force and effect.

          This Subsidiary Joinder Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement. This Subsidiary Joinder Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

                          SUBSIDIARY JOINDER AGREEMENT

                                              AXIS CAPITAL HOLDINGS LIMITED


                                              By:
                                                 --------------------------
                                                 Name:
                                                 Title:


                                              SUBSIDIARY ACCOUNT PARTY


                                              ---------------------,
                                              a __________________ [corporation]


                                              By:
                                                 --------------------------
                                                 Name:
                                                 Title:


                                              ADDRESS FOR NOTICES

                                              ----------------------

                                              ----------------------

                                              ----------------------

                                              Attn:
                                                   -----------------

                                              Tel:
                                                  ------------------
                                              Fax:
                                                  ------------------


                          SUBSIDIARY JOINDER AGREEMENT

ACCEPTED:

this ___ day of
_____________, 200__

JPMORGAN CHASE BANK,
  as Administrative Agent

By:
   --------------------------
   Name:
   Title:


                          SUBSIDIARY JOINDER AGREEMENT

                                                                       EXHIBIT C

                    [Form of Process Agent Acceptance Letter]

                              CT Corporation System

                                                               ___________, 200_

To:  JPMorgan Chase Bank,
      as administrative agent under the
      Credit Agreement referred to below
      (the "ADMINISTRATIVE AGENT")

                     Re: [___________] (THE "ACCOUNT PARTY")

Ladies and Gentlemen:

          In respect of the Credit Agreement (the "CREDIT AGREEMENT") dated as of March 27, 2003 among AXIS Capital Holdings Limited ("AXIS HOLDINGS"), the subsidiary account parties party thereto, the lenders party thereto and the Administrative Agent, the undersigned hereby accepts the irrevocable designation and appointment of it as of the date hereof as agent for the Account Party to accept and acknowledge service of any and all process, as contemplated by
Section 10.09(e) of the Credit Agreement and otherwise as provided thereby, such acceptance to remain in effect until the Credit Agreement shall have been terminated and all obligations thereunder of the Account Party shall have been paid in full.

          The undersigned agrees to give the Administrative Agent or AXIS Holdings, as applicable, immediate notice by telephone, fax, telex, cable or any other means of instant communication upon receipt of all papers served upon the undersigned pursuant to such appointment and to forward promptly to the Administrative Agent or AXIS Holdings, as applicable, all such papers served pursuant to such appointment by reputable overnight carrier.

                                     Very truly yours,

                                     CT CORPORATION SYSTEM


                                     By:
                                        ----------------------------
                                     Title:
                                           -------------------------

                         PROCESS AGENT ACCEPTANCE LETTER

                                                                       EXHIBIT D

              [Form of Subsidiary Account Party Termination Notice]

                   SUBSIDIARY ACCOUNT PARTY TERMINATION NOTICE

                                                             ____________, 200__

To JPMorgan Chase Bank,
 as Administrative Agent
1111 Fannin, 10th Floor
Houston, Texas 77002-8069

Each of the Lenders party to the
Credit Agreement referred to below

        Re: TERMINATION OF [__________] (THE "SUBSIDIARY ACCOUNT PARTY")
                           AS SUBSIDIARY ACCOUNT PARTY

          AXIS Capital Holdings Limited ("AXIS HOLDINGS") hereby gives notice pursuant to Section 2.03(f)(ii) of the Credit Agreement dated as of March 27, 2003 between AXIS Holdings, the Subsidiary Account Parties party thereto, the Lenders party thereto (the "LENDERS") and the Administrative Agent (the "CREDIT AGREEMENT") that, effective as of the date hereof, the Subsidiary Account Party is terminated as an Account Party [and as a Borrower]* under the Credit Agreement and all commitments by the Lenders to issue Syndicated Letters of Credit for account of such Account Party [and to make Revolving Credit Loans to such Account Party]* under the Credit Agreement are hereby terminated.

          Pursuant to Section 2.03(f)(ii) of the Credit Agreement, AXIS Holdings hereby certifies that there is no Credit Exposure outstanding with respect to any Syndicated Letter of Credit for which the Subsidiary Account Party is an Account Party [or any Loans made to the Subsidiary Account Party]*.

          All obligations of the Subsidiary Account Party arising in respect of any period in which the Subsidiary Account Party was, or on account of any action or inaction taken by the Subsidiary Account Party as, an Account Party [or a Borrower]* under the Credit Agreement shall survive the termination effected by this notice.

          Terms used herein have the meanings assigned to them in the Credit Agreement.

                                     AXIS CAPITAL HOLDINGS LIMITED


                                     By
                                       ---------------------------
                                            Authorized Officer

* Insert bracketed language only if terminated Subsidiary Account Party is AXIS Specialty Limited.

                   SUBSIDIARY ACCOUNT PARTY TERMINATION NOTICE

                                                                     EXHIBIT E-1

               FORM OF OPINION OF BERMUDA COUNSEL TO AXIS HOLDINGS

March 27, 2003


The Lenders party to the Credit Agreement referred to below and

JPMorgan Chase Bank, as administrative agent for such lenders
1111 Fannin, 10th Floor
Houston, Texas 77002-8069


Dear Sirs:

AXIS CAPITAL HOLDINGS LIMITED

We have acted as special legal counsel in Bermuda to AXIS Capital Holdings Limited ("AXIS HOLDINGS") in connection with a $550,000,000 credit agreement dated as of 27 March, 2003 (the "CREDIT AGREEMENT") among AXIS Holdings, the subsidiary account parties party thereto, the lenders party thereto and JPMorgan Chase Bank ("JPMORGAN CHASE"), as administrative agent (the "ADMINISTRATIVE AGENT").

For the purposes of giving this opinion, we have examined facsimile copies of the executed Credit Agreement (which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

We have also reviewed (a) the memorandum of association and the bye-laws of AXIS Holdings, each certified by the Secretary of AXIS Holdings on 27 March, 2003,
(b) resolutions of the directors of AXIS Holdings dated 14th March, 2003 certified by the Secretary of AXIS Holdings on 27 March, 2003 (the "AXIS HOLDINGS RESOLUTIONS"), (c) the memorandum of association and the bye-laws of AXIS Specialty Limited ("AXIS SPECIALTY" and, together with AXIS Holdings, the "BERMUDA ACCOUNT PARTIES"), each certified by the Secretary of AXIS Specialty on 27 March, 2003, (d) resolutions of the directors of AXIS Specialty dated 14th March, 2003 certified by the Secretary of AXIS Specialty on 27 March, 2003 (together with the AXIS Holdings Resolutions, the "RESOLUTIONS") and (e) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been

               FORM OF OPINION OF BERMUDA COUNSEL TO AXIS HOLDINGS marked or otherwise drawn to our attention, (c) the capacity, power and authority of the Lenders and the Administrative Agent to enter into and perform their respective obligations under the Credit Agreement, (d) the due execution of the Credit Agreement by the Lenders and the Administrative Agent and the delivery thereof by each of the parties thereto, (e) the accuracy and completeness of all factual representations made in the Credit Agreement and other documents reviewed by us, (f) that the Resolutions remain in full force and effect and have not been rescinded or amended, (g) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (h) the validity and binding effect under the laws of the State of New York (the "FOREIGN Laws") of the Credit Agreement which are expressed to be governed by such Foreign Laws in accordance with their respective terms, (i) the validity and binding effect under the Foreign Laws of the submission by the Bermuda Account Parties pursuant to the Credit Agreement to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, in the Supreme Court of the State of New York sitting in New York County (including its appellate division), or in any other appellate court in the State of New York (the "FOREIGN COURTS"), (j) that none of the parties to the Credit Agreement has carried on or will carry on activities, other than the performance of its obligations under the Credit Agreement, which would constitute the carrying on of investment business in or from within Bermuda and that none of the parties to the Credit Agreement, other than each of the Bermuda Account Parties, will perform its obligations under the Credit Agreement in or from within Bermuda, and (k) that on the date of entering into the Credit Agreement each of the Bermuda Account Parties is and after entering into the Credit Agreement will be able to pay its liabilities as they become due.

The obligations of the Bermuda Account Parties under the Credit Agreement (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors, (b) will be subject to statutory limitation of the time within which proceedings may be brought, (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available, and (d) may not be given effect to by a Bermuda court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.

We have assumed that at all material times AXIS Specialty will comply with the conditions attached to its registration as an insurer under the Insurance Act 1978 (the "INSURANCE ACT") and the regulations promulgated thereunder. In addition, the ability of AXIS Specialty to fulfill its obligations pursuant to the Credit Agreement will be subject to any directions which may be issued in respect of AXIS Specialty by the Bermuda Monetary Authority (the "BMA") under section 32 of the Insurance Act ("SECTION 32"). Such directions may be issued if it appears to the BMA that the business of AXIS Specialty is being conducted so that there is a significant risk of AXIS Specialty becoming insolvent or that AXIS Specialty is in breach of a provision of the Insurance Act or of the regulations promulgated thereunder or any condition imposed on its registration. In such circumstances, the BMA may direct AXIS Specialty to take or refrain from

               FORM OF OPINION OF BERMUDA COUNSEL TO AXIS HOLDINGS taking any of the steps listed in Section 32, including, INTER ALIA, that AXIS Specialty cease or limit its underwriting or that there be a prohibition or restriction on the payment of dividends or other distributions by AXIS Specialty, and/or the BMA may direct AXIS Specialty to maintain in, or transfer to and keep in the custody of, a specified bank, assets of AXIS Specialty of such value and description as are specified in the direction. It should be noted that the documents of public record maintained by the Registrar of Companies do not reveal whether a direction under Section 32 has been issued.

We express no opinion as to the enforceability of any provision of the Credit Agreement which provides for the payment of a specified rate of interest on the amount of a judgment after the date of judgment or which purports to fetter the statutory powers of either or both of the Bermuda Account Parties.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for your benefit and the benefit of the Lenders and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1. Each of the Bermuda Account Parties is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2. Each of the Bermunda Account Parties has the necessary corporate power and authority to enter into and perform its obligations under the Credit Agreement. The execution and delivery of the Credit Agreement by each of the Bermuda Account Parties and the performance by each of the Bermunda Account Parties of its obligations thereunder will not violate (i) the memorandum of association or bye-laws of such Bermuda Account Party or (ii) any applicable law, regulation, order or decree in Bermuda.

3. Each of the Bermunda Account Parties has taken all corporate action required to authorise its execution, delivery and performance of the Credit Agreement. The Credit Agreement has been duly executed and delivered by or on behalf of each of the Bermunda Account Parties, and constitutes the valid and binding obligations of each of the Bermunda Account Parties in accordance with the terms thereof.

4. No order, consent, approval, licence, authorisation or validation of or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required to authorise or is required in connection with the execution, delivery, performance and enforcement of the Credit Agreement.

               FORM OF OPINION OF BERMUDA COUNSEL TO AXIS HOLDINGS

5. Based solely upon a search of the Cause Book of the Supreme Court of Bermuda conducted at 11:05 am on 26 March 2003 (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search), there are no judgments against either Bermuda Account Party, nor any legal or governmental proceedings pending in Bermuda to which either Bermuda Account Party is subject.

6. It is not necessary or desirable to ensure the enforceability in Bermuda of the Credit Agreement that they be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda. However, to the extent that the Credit Agreement creates a charge over assets of either Bermuda Account Party, it may be desirable to ensure the priority in Bermuda of the charge that it be registered in the Register of Charges in accordance with Section 55 of the Companies Act 1981. On registration, to the extent that Bermuda law governs the priority of a charge, such charge will have priority in Bermuda over any unregistered charges created after 11 July 1984, and over any subsequently registered charges, in respect of the assets which are the subject of the charge. A registration fee of $446 will be payable in respect of the registration.

     While there is no exhaustive definition of a charge under Bermuda law, a charge normally has the following characteristics:

     (i) it is a proprietary interest granted by way of security which entitles the chargee to resort to the charged property only for the purposes of satisfying some liability due to the chargee (whether from the chargor or a third party); and

     (ii) the chargor retains an equity of redemption to have the property restored to him when the liability has been discharged.

     However, as the Credit Agreement is governed by the Foreign Laws, the question of whether they would possess these particular characteristics would be determined under the Foreign Laws.

7. There is no income or other tax of Bermuda imposed by withholding or otherwise on any payment to be made to or by either Bermuda Account Party pursuant to the Credit Agreement. The Credit Agreement will not be subject to ad valorem stamp duty in Bermuda and no registration, documentary, recording, transfer or other similar tax, fee or charge is payable in Bermuda in connection with the execution, delivery, filing, registration or performance of the Credit Agreement other than as stated in paragraph 6 hereof.

8. The Credit Agreement is an acceptable legal form under the laws of Bermuda for enforcement thereof in Bermuda.

               FORM OF OPINION OF BERMUDA COUNSEL TO AXIS HOLDINGS

9. The Lenders and the Administrative Agent have standing to bring an action or proceedings before the appropriate courts in Bermuda for the enforcement of the Credit Agreement. It is not necessary or advisable in order for the Lenders or the Administrative Agent to enforce their rights under the Credit Agreement, including the exercise of remedies thereunder, that it be licensed, qualified or otherwise entitled to carry on business in Bermuda.

10. Neither Bermuda Account Party is entitled to any immunity under the laws of Bermuda, whether characterised as sovereign immunity or otherwise, from any legal proceedings to enforce the Credit Agreement in respect of itself or its property.

11. The Lenders or the Administrative Agent will not be deemed to be resident, domiciled or carrying on business in Bermuda by reason only of the execution, performance and/or enforcement of the Credit Agreement by the Lenders or the Administrative Agent.

12. The choice of the Foreign Laws as the governing law of the Credit Agreement is a valid choice of law and would be recognised and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature,
     (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda. The submission in the Credit Agreement to the non-exclusive jurisdiction of the Foreign Courts is valid and binding upon each of the Bermuda Account Parties.

13. The courts of Bermuda would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the Foreign Courts against either of the Bermuda Account Parties based upon the Credit Agreement under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of Bermuda, (c) such judgment was not obtained by fraud,
     (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and (f) there is due compliance with the correct procedures under the laws of Bermuda.


Yours faithfully,


CONYERS DILL & PEARMAN


               FORM OF OPINION OF BERMUDA COUNSEL TO AXIS HOLDINGS

                                                                     EXHIBIT E-2

              FORM OF OPINION OF NEW YORK COUNSEL TO AXIS HOLDINGS

                                                                  March 27, 2003

To Each of the Parties set forth
  on Schedule A Hereto


        Re: AXIS CAPITAL HOLDINGS LIMITED - $550,000,000 CREDIT AGREEMENT

Ladies and Gentlemen:

          We have acted as New York counsel to AXIS Capital Holdings Limited, a Bermuda limited liability corporation ("AXIS HOLDINGS"), in connection with the Credit Agreement, dated as of March 27, 2003 (the "CREDIT AGREEMENT"), among AXIS Holdings, the Subsidiary Account Parties party thereto (collectively, together with AXIS Holdings, the "ACCOUNT PARTIES"), the Lenders party thereto and JPMorgan Chase Bank, as Administrative Agent, providing for the issuance of Syndicated Letters of Credit for the account of the Account Parties and the making of Loans to the Account Parties in an aggregate amount not exceeding
 $550,000,000. Capitalized terms not defined herein shall have the meanings set forth in the Credit Agreement. This opinion letter is being delivered pursuant to Section 4.01(b)(ii) of the Credit Agreement.

          In rendering the opinions expressed below, we have examined copies, certified or otherwise identified to our satisfaction, of such documents and instruments as we have deemed relevant for the purposes of this opinion, including, without limitation, a copy of the executed Credit Agreement and the exhibits and schedules attached thereto and the certificates of incorporation and by-laws of the parties defined below as the U.S. Account Parties.

          In our examination, we have assumed without inquiry the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. As to any questions of fact material to our opinion, we have relied upon the factual representations, warranties and covenants of the Account Parties contained in the Credit Agreement. We have also assumed (i) the due incorporation and valid existence of each party to the Credit Agreement (other than each Subsidiary Account Party referred to in Schedule B hereto (each a "U.S. ACCOUNT PARTY" and collectively the "U.S. Account Parties")); (ii) the power and authority of each party to the Credit Agreement (other than each U.S. Account Party) to execute, deliver and perform its obligations under the Credit Agreement; (iii) the due authorization, execution and delivery of the Credit Agreement by the parties thereto (other than the U.S. Account Parties); and (iv) that the Credit Agreement is the valid and binding agreement of each party thereto (other than the Account Parties), enforceable against such party in accordance with its respective terms.

              FORM OF OPINION OF NEW YORK COUNSEL TO AXIS HOLDINGS

          Based upon and subject to the foregoing and subject also to the further qualifications, assumptions and limitations set forth herein, we are of the opinion that:

          1. Each U.S. Account Party is validly existing and in good standing as a corporation under the laws of the jurisdiction of its incorporation. Each U.S. Account Party has all requisite corporate power to carry on its business as now conducted.

          2. The Transactions are within each U.S. Account Party's corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder action.

          3. The Credit Agreement has been duly executed and delivered by each U.S. Account Party.

          4. The Credit Agreement constitutes the valid and binding obligation of each Account Party, enforceable against each Account Party in accordance with its terms, subject to (a) the effect of any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, rehabilitation, reorganization, moratorium, liquidation, conservatorship, transfer or other similar laws relating to or affecting the rights of creditors generally,
     (b) general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing, and (c) possible judicial action giving effect to foreign governmental actions or foreign laws, in either case, affecting creditors' rights. No opinion is expressed in this paragraph as to (x) the enforceability in Bermuda of a New York judgment relating to the Credit Agreement or the effect of Bermuda law on the enforcement by a Bermuda court of a judgment against a Bermuda company or (y) whether a court, other than a New York court, would apply the choice of law or choice of forum provisions of the Credit Agreement.

          5. Neither the execution and delivery by the Account Parties of the Credit Agreement nor the consummation of the transactions contemplated thereby (a) requires any consent or approval of, registration or filing with, or any other action by, any Governmental Authority in United States of America or the State of New York, (b) violates any provision of any United States Federal or New York State law, rule or regulation (including, without limitation, Regulations U and X of the Federal Reserve Board) applicable to any Account Party, or (c) violates the charter, by-laws or other organizational documents of any U.S. Account Party or any Subsidiary of any U.S. Account Party.

          6. To our knowledge, which is based solely on a certificate of AXIS Holdings and without independent inquiry, no Account Party is (a) an "investment company" as defined in the Investment Company Act of 1940, as amended or (b) a "holding company" as defined in the Public Utility Holding Company Act of 1935, as amended.

              FORM OF OPINION OF NEW YORK COUNSEL TO AXIS HOLDINGS

          Our opinions above are subject to the following additional qualifications and assumptions:

          In connection with our opinion set forth in paragraph 1 as to valid existence, we have relied solely on certificates of good standing from the secretaries of state of Illinois and Connecticut and, in the case of the U.S. Account Party incorporated in New York, on an oral confirmation by a corporation services company.

          In connection with our opinion set forth in paragraph 5(b), we have assumed that no Account Party will use the proceeds of any extension of credit under the Credit Agreement for the purpose of buying or carrying "margin stock" as defined in Regulation U of the Federal Reserve Board and that no Lender is subject to Regulation T of the Federal Reserve Board.

          In connection with our opinion set forth in paragraph 6, we have assumed that (i) no entity which directly or indirectly owns, controls or holds the power to vote five (5) per centum or more of the outstanding voting securities of any Account Party also owns, controls or holds the power to vote five (5) per centum of the outstanding voting securities of any company which owns or operates any facility used for the generation, transmission or distribution of electric energy for sale or any facility used for the distribution at retail of natural or manufactured gas for heat, light or power and (ii) no entity which owns, holds or controls the power to vote five (5) per centum or more of the outstanding voting securities of any Account Party has been determined by the Securities and Exchange Commission, after notice and opportunity for hearing, to be subject to any provisions of the Public Utility Holding Company Act of 1935, as amended. As used herein, the term "voting security" is understood to mean any security or other interest which entitles the owner or holder to vote in the direction or management of the affairs of a company.

          We express no opinion as to: (i) the effect of the laws of any jurisdiction in which any Lender may be located (other than New York State) that limit the interest, fees or other charges such Lender may impose; (ii) the enforceability of any indemnification provision insofar as such indemnification would violate public policy; (iii) the creation or perfection of any security interest in any cash collateral account that may be established pursuant to
Section 2.03(e) of the Credit Agreement; (iv) Section 2.18 of the Credit Agreement to the extent that it calls for payments to be made without recoupment, set-off or counterclaim; (v) Section 10.09(b) of the Credit Agreement as such Section relates to the subject matter jurisdiction of the United States Federal Court for the Southern District of New York; (vi) the waiver of inconvenient forum set forth in Section 10.09(c); and (vii) Section
10.13 of the Credit Agreement providing for additional indemnification for shortfall due to judgments given in a currency other than Dollars.

          The opinions herein are limited to the Federal law of the United States and the law of New York State, and we express no opinion as to the effect on the matters covered in this letter of the laws of any other jurisdiction. Our opinion set forth in paragraph 2 at to the U.S. Account Parties incorporated in Illinois and Connecticut is based solely on our review of their organizational documents. We do not purport to be experts on the law of Bermuda and, to the extent such law may be relevant to this letter, we have, with your permission but without having

              FORM OF OPINION OF NEW YORK COUNSEL TO AXIS HOLDINGS made any independent investigation with respect thereto, relied solely upon and assumed the correctness of, and this letter is subject to the qualifications contained within, the legal opinion of Conyers Dill & Pearman addressed to you and dated the date hereof.

          The opinions rendered herein are given on the date hereof and such opinions are rendered only with respect to laws, rules and regulations thereunder in effect as of such date. This letter is solely for your benefit in connection with the Credit Agreement and is not to be relied upon, used, circulated or quoted or otherwise referred to by any other Person (other than your permitted assignees and participants under the Credit Agreement) or for any other purpose without our prior written consent.


                                     Very truly yours,

                                     LEBOEUF, LAMB, GREENE &
                                     MACRAE, LLP


              FORM OF OPINION OF NEW YORK COUNSEL TO AXIS HOLDINGS

                                                                      SCHEDULE A

                                   ADDRESSEES

JPMorgan Chase Bank, as Administrative Agent and Lender

Citibank, N.A.

The Bank of New York

Barclays Bank PLC

Credit Lyonnais New York Branch

ING Bank N.V., London Branch

Wachovia Bank, National Association

Fleet National Bank

Lloyds TSB Bank PLC

Deutsche Bank AG, New York and/or Cayman Islands Branch

Comerica Bank

ABN Amro Bank N.V.

The Royal Bank of Scotland PLC


              FORM OF OPINION OF NEW YORK COUNSEL TO AXIS HOLDINGS

                                                                      SCHEDULE B

                              U.S. ACCOUNT PARTIES

AXIS Reinsurance Company

AXIS Specialty Insurance Company

Sheffield Insurance Company


              FORM OF OPINION OF NEW YORK COUNSEL TO AXIS HOLDINGS

                                                                       EXHIBIT F

          FORM OF OPINION OF SPECIAL NEW YORK COUNSEL TO JPMORGAN CHASE

                                                                  March 27, 2003

To the Lenders party to the Credit Agreement referred to below and JPMorgan Chase Bank, as Administrative Agent

Ladies and Gentlemen:

          We have acted as special New York counsel to JPMorgan Chase Bank ("JPMORGAN CHASE") in connection with the Credit Agreement (the "CREDIT AGREEMENT") dated as of March 27, 2003 among AXIS Capital Holdings Limited ("AXIS Holdings"), the subsidiary account parties party thereto (collectively, together with AXIS Holdings, the "ACCOUNT Parties"), the lenders party thereto and JPMorgan Chase, as Administrative Agent, providing for extensions of credit to be made by said lenders to the Account Parties in an aggregate principal or face amount not exceeding $550,000,000. Terms defined in the Credit Agreement are used herein as defined therein. This opinion letter is being delivered pursuant to Section 4.01(c) of the Credit Agreement.

          In rendering the opinions expressed below, we have examined the Credit Agreement. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon representations made in or pursuant to the Credit Agreement. We have also assumed that all authorizations, approvals or consents of (including any exchange control approval), and all filings or registrations with, any governmental or regulatory authority or agency of Bermuda (including of the Bermuda Monetary Authority) or any other jurisdiction of organization of any Account Party have been obtained and are in effect.

          In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that:

          (i) such documents have been duly authorized by, have been duly executed and delivered by, and (except to the extent set forth in the opinions expressed below as to each Account Party) constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

          (ii)  all signatories to such documents have been duly authorized; and

          (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

          FORM OF OPINION OF SPECIAL NEW YORK COUNSEL TO JPMORGAN CHASE

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                                      - 2 -

          Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that the Credit Agreement constitutes the legal, valid and binding obligation of each Account Party, enforceable against each Account Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally (including the possible judicial application of foreign laws or governmental action affecting the enforcement of creditors' rights) and except as the enforceability of the Credit Agreement is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

          The foregoing opinions are subject to the following comments and qualifications:

          (A) The enforceability of Section 10.03 of the Credit Agreement may be limited by (i) laws rendering unenforceable indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

          (B) The enforceability of provisions in the Credit Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

          (C) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than the State of New
     York) that limit the interest, fees or other charges such Lender may impose, (ii) the last sentence of Section 2.18(d), (iii) the first sentence of Section 10.09(b) of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Agreement, (iv) the waiver of inconvenient forum set forth in Section 10.09(c) of the Credit Agreement with respect to proceedings in the United States District Court for the Southern District of New York, (v) Section 10.09(e) of the Credit Agreement to the extent it purports to be a waiver of immunity acquired after the execution and delivery of the Credit Agreement and (vi) Section 10.13 of the Credit Agreement.

          The foregoing opinions are limited to matters involving the Federal laws of the United States of America and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

          At the request of our client, this opinion letter is, pursuant to
Section 4.01(c) of the Credit Agreement, provided to you by us in our capacity as special New York counsel to JPMorgan Chase and may not be relied upon by any Person for any purpose other than in

          FORM OF OPINION OF SPECIAL NEW YORK COUNSEL TO JPMORGAN CHASE

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                                      - 3 -

connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.


                                              Very truly yours,


WJM/WRC

          FORM OF OPINION OF SPECIAL NEW YORK COUNSEL TO JPMORGAN CHASE